EXHIBIT 10.20
LICENSE AND COLLABORATION AGREEMENT
dated as of November 7, 2007
by and between
Amicus Therapeutics, Inc.
and
Shire Pharmaceuticals Ireland Ltd.
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

-i-

     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

-ii-

     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

-iii-

EXECUTION COPY
LICENSE AND COLLABORATION AGREEMENT
     This License and Collaboration Agreement (this “Agreement”) is made as of November 7, 2007 (the “Effective Date”), by and between Amicus Therapeutics, Inc., a Delaware corporation (“Amicus”), and Shire Pharmaceuticals Ireland Ltd., a corporation organized under the laws of Ireland (“Shire” and each of Amicus and Shire, a “Party”).
BACKGROUND
     A. Amicus has developed a platform for the treatment of human genetic diseases comprising the use of small molecule drugs, referred to as pharmacological chaperones, which selectively bind to an active site of a target protein, thereby enhancing the protein’s stability and ability to fold into the correct three-dimensional shape, to restore proper biological activity of the target protein. Amicus currently is conducting human clinical trials on three products containing such pharmacological chaperone compounds, which Amicus refers to as Plicera™, Amigal™ and AT2220.
     B. Shire is an established pharmaceutical company which focuses its experience and expertise in the development and commercialization of pharmaceutical products in select areas, including among them, human genetic disorders.
     C. Shire desires to acquire rights to the Licensed Products for commercialization outside the United States, and to collaborate with Amicus in the further Development of such Licensed Products, all on the terms and conditions set forth below in this Agreement.
     Now, therefore, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE 1
DEFINITIONS
     In addition to terms defined elsewhere in this Agreement, the following terms shall have the respective meanings set out below, and grammatical variations of such terms shall have corresponding meanings.
     1.1 “Affiliate” means, with respect to a Party, any person, corporation or other entity which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Party, as the case may be. As used in this Section 1.1, “control” shall mean: (a) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting stock or other ownership interest in such person, corporation or other entity; or (b) to possess, directly or indirectly, the power to affirmatively direct the management and
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

policies of such person, corporation or other entity, whether through ownership of voting stock or other ownership interest or by contract relating to voting rights or corporate governance.
     1.2 “Amicus IP” shall mean the Amicus Know-How and Amicus Patent Rights, defined as follows:
          1.2.1 “Amicus Know-How” means Know-How Controlled by Amicus as of the Effective Date or during the Term, and that is necessary, useful or actually used by Amicus to Develop, Manufacture or Commercialize Licensed Products in the Field.
          1.2.2 “Amicus Patent Rights” means those Patent Rights listed on Appendix 1 and any and all other Patent Rights Controlled by Amicus during the Term that are necessary, useful or actually practiced by Amicus, to Develop, Manufacture or Commercialize a Licensed Product in the Field. Appendix 1 shall be updated from time to time as requested by either Party to reflect all additional Patent Rights within the Amicus Patent Rights.
     1.3 “Commercialization” or “Commercialize” means activities directed to marketing, advertising, promoting, detailing, distributing, importing or selling a product, including Post-Marketing Studies, Manufacture of commercial supplies and education, planning, product support and medical efforts related to a product. For clarity, Manufacturing process development, scale-up and validation of Manufacturing with respect to a Licensed Product prior to the first Regulatory Approval in a Primary Market for such Licensed Product (or in connection with establishing second source manufacturers or manufacturing sites) shall not be deemed Commercialization and shall instead be considered Development (unless and to the extent, in the case of validation batches, such batches are used as commercial supplies), while further process development, scale-up and/or validation of Manufacturing after the first Regulatory Approval in a Primary Market for such Licensed Product shall be included within Commercialization.
     1.4 “Commercially Reasonable Efforts” means, with respect to a Party, the efforts and resources which would be used by that Party relating to a certain activity or activities, consistent with its normal business practices for a product at a similar stage in its development and of similar market potential in a field of the biopharmaceutical industry of similar size as the Field that such Party is seeking to Develop and Commercialize in a reasonably expeditious manner.
     1.5 “Compound” means the following chemical entities:
          1.5.1 deoxygalactonojirimycin having the structure shown in Exhibit 1.5.1, and any [***] thereof (“Deoxygalactonojirimycin” or “DGJ”);
          1.5.2 deoxynojirimycin having the structure shown in Exhibit 1.5.2, and any [***] thereof (“Deoxynojirimycin” or “DNJ”);
          1.5.3 isofagomine having the structure shown in Exhibit 1.5.3, and any enantiomers, [***] thereof (“Isofagomine” or “[***]”); and
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          1.5.4 any other chemical entity that the Parties agree to add as a Compound under Section 6.3 or 6.4.4 below. If the Parties agree to add an additional Compound as described in this Section 1.5.4, the Parties shall attach to this Agreement an Exhibit 1.5.x, describing the chemical structure of such compound, it being understood that only the chemical entity so described, plus enantiomers, metabolites, salts and polymorphs thereof, shall be deemed so added as a Compound.
     As used in this Agreement, any reference to a Compound shall be deemed to include enantiomers, metabolites, salts and polymorphs thereof.
     1.6 “Controlled” means, with respect to any intellectual property right or other intangible property, the possession by license or ownership by a Party (or by an Affiliate (a) of such Party as of the Effective Date, (b) controlled, as defined in Section 1.1 above, by such Party or such an Affiliate, or (c) that first becomes an Affiliate after the Effective Date and is involved in the Development of the Compounds) of the ability to grant to the other Party access or a license or sublicense as provided herein without violating the terms of any written contract with any Third Party.
     1.7 “Data” means any and all (a) research data, pharmacology data, chemistry, manufacturing and control data, preclinical data, clinical data and other similar technical and scientific data necessary, useful or actually used in the Development or Manufacture of Licensed Products within the Field or otherwise generated under the Development Plans and (b) all documentation and correspondence submitted, or required to be submitted, to a Regulatory Authority, or received from a Regulatory Authority, in connection with a Regulatory Approval for a Licensed Product within the Field in any country, including, without limitation, information in any drug master files or similar documentation.
     1.8 “Development” means all activities related to (a) researching or developing a Licensed Product, or obtaining Regulatory Approvals for such products or indications (including Label Expansions and New Formulations within the Field pursuant to Section 6.1) in the Territory, including preclinical testing, toxicology, formulation, clinical trials, and regulatory affairs, as well as (b) Phase IV Clinical Trials and preclinical studies conducted after Regulatory Approval (such as carcinogenicity studies, preclinical studies to establish pediatric dosing and the like) that are required or requested by a Regulatory Authority to be conducted after Regulatory Approval, as a condition of or in connection with obtaining such Regulatory Approval. Development shall also include Manufacturing activities for the purposes of producing clinical supplies (or materials used in preclinical testing or research), as well as Manufacturing scale up, process development and validation for such a product prior the first Regulatory Approval of such a product in the first Primary Market (including manufacturing batches for validation and registration purposes, to the extent such batches are not used as commercial supplies) and the establishment of second source manufacturers or manufacturing sites. Development shall not include Manufacture of commercial supplies or Commercialization. As used herein “Develop” shall also include such activities with respect to a Compound, Related Product or Back-Up Compound.
     1.9 “Development Costs” means, except as otherwise expressly provided in this Agreement, the internal and external costs incurred by a Party or a Subsidiary in performing
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Development activities in accordance with the applicable Development Plan, including, (a) costs of clinical trials for Licensed Products in the Field and related clinical trial materials, (b) costs of non-clinical studies and related study materials, (c) costs associated with preparing and submitting Regulatory Filings to obtain, maintain and/or expand Regulatory Approval of Licensed Products in the Field, (d) costs associated with establishing and validating Manufacturing facilities (including process development and optimization of Manufacturing processes) to Manufacture Licensed Products in the Field and (e) such other amounts as reflected in such Development Plan. For such purposes, costs for a Party’s personnel performing the Development Plans shall, unless otherwise determined by the JSC and reflected in the applicable Development Plan, be calculated on the basis of the FTE Rate. Any dispute regarding Development Costs shall be referred to the JDC for resolution in accordance with the terms and conditions of this Agreement.
     1.10 “EMEA” means the European Medicines Agency or any successor agency with responsibility for regulating the development, manufacture and sale of human pharmaceutical products in the European Union.
     1.11 “[***]” means a meeting held with the responsible Party and the Regulatory Authority of a Primary Market Country to review the data and results of the Phase II Clinical Trials of a Licensed Product and to discuss with the Regulatory Authority such Party’s plan to commence a Phase III Clinical Trial of such Licensed Product and plans to complete additional work (e.g., preclinical testing and manufacturing) in support of a future license application.
     1.12 “Ex-U.S. Platform Patent Rights” means those Amicus Patent Rights listed on Appendix 2.
     1.13 “European Union” means Austria, Belgium, Bulgaria, the Czech Republic, Cyprus, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.
     1.14 “FDA” means the United States Food and Drug Administration and any successor thereto.
     1.15 “Field” means the diagnosis, treatment and/or prevention of (a) Gaucher Disease, Fabry Disease or Pompe Disease, (b) to the extent the Parties mutually agree, in accordance with Section 6.1.5 below, to include an additional indication beyond those described in (a) above, such additional indication and (c) if Shire duly exercises the [***]‘s Option, then with respect to [***] for [***]’s (but only [***] for [***]’s), [***]’s.
     1.16 “First Commercial Sale” means the first bona fide commercial sale of a Licensed Product for use in the Field within a country in the Territory following issuance of all applicable Regulatory Approvals required prior to commercial sale in such country.
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     1.17 “FTE Rate” means initially $[***] per FTE (i.e., a full-time equivalent person) per year, subject to adjustment as follows: Commencing as of January 1, 2009, the FTE Rate shall increase on January 1 of each year by the percentage increase in the Consumer Price Index, for All Urban Consumers, as published by the U.S. Department of Labor, Bureau of Labor Statistics, since the last such increase under this definition (or in the case of the first such increase, the Effective Date) and such increase shall be effective for the then-current and all subsequent Development Plans hereunder until further modified under this definition. Any dispute regarding adjustment of the FTE Rate shall be referred to the JDC for resolution in accordance with the terms and conditions of this Agreement.
     1.18 “[***] for [***]’s” means a pharmaceutical product containing [***], for the treatment or prevention of [***]’s. It is understood that references herein to an [***] for [***]’s shall be deemed limited to the use of such product only for the treatment and/or prevention of [***]’s, and shall not include any other use of such product.
     1.19 “IND” means an Investigational New Drug Application filed with the FDA or the equivalent application or filing necessary to commence clinical trials in a foreign jurisdiction, as applicable.
     1.20 “Know-How” means all information, results and Data of any type, in any tangible or intangible form pertaining to the Development, Manufacturing or Commercialization of Licensed Products within the Field, including without limitation databases, ideas, discoveries, inventions, trade secrets, practices, methods, tests, assays, techniques, specifications, processes, formulations, formulae, knowledge, know-how, skill, experience, materials, including pharmaceutical, chemical and biological materials, products and compositions, scientific, technical or test data (including pharmacological, biological, chemical, biochemical, toxicological and clinical test data), analytical and quality control data, stability data, studies, procedures, drawings, plans, designs, diagrams, sketches, technology, documentation or descriptions. Notwithstanding the foregoing, as used in this Agreement, “Know-How” (a) does not include Patent Rights in the foregoing and (b) does not include methods, assays, materials, techniques, or other items used or useful to perform drug discovery or research in the Field, to the extent such items are not reasonably necessary, useful or used to perform clinical trials or Manufacturing of Licensed Products, preclinical testing in support of such clinical trials and/or Manufacturing, or Commercialization of a Licensed Product within the Field.
     1.21 “Licensed Product” means (a) Amigal, (b) AT2220, (c) Plicera and (d) any other pharmaceutical formulation of a Compound developed under a Development Plan, or by Shire as an Independent Project in accordance with Section 6.1 below or as part of a Combination Product in accordance with Section 4.5, containing a Compound. For such purposes, and as otherwise used herein:
          1.21.1 “Amigal” means that certain pharmaceutical product containing the active chemical entity Deoxygalactonojirimycin, the formulation of which is described in IND number 68,456;
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          1.21.2 “AT2220” means that certain pharmaceutical product containing the active chemical entity Deoxynojirimycin, the formulation of which is described in IND number 76,268; and
          1.21.3 “Plicera” means that certain pharmaceutical product containing the active chemical entity Isofagomine the formulation of which is described in IND number 73,475.
     1.22 “MAA” means any marketing authorization application for a country or region, requesting approval from the applicable Regulatory Authority for commercial sale of a Licensed Product in the Field in such country or region, and all amendments and supplements filed to any such application.
     1.23 “Manufacture” means manufacturing and related activities, including chemical synthesis, formulation, processing, testing, packaging, labeling, storing, warehousing, quality control, quality assurance, releasing, disposing, handling, shipping and all other activities undertaken or required to be undertaken in order to manufacture and supply a Compound or Licensed Product.
     1.24 “NDA” means a New Drug Application for any product, as appropriate, requesting permission to place a drug on the market in accordance with 21 C.F.R. Part 314, and all supplements or amendments filed pursuant to the requirements of the FDA, including all documents, data and other information concerning a product which are reasonably necessary for FDA approval to market a product in the United States.
     1.25 “Net Sales” means the gross amounts invoiced for sales of Licensed Products in the Shire Territory by Shire, its Affiliates and/or its Sublicensees to Third Parties, less deductions for the following costs actually allowed or incurred:
          1.25.1 freight, postage and transportation charges on shipment of such Licensed Product to the customer, including handling and insurance on such shipment;
          1.25.2 sales (such as VAT or its equivalent) and excise taxes, other consumption taxes, customs duties and other governmental charges imposed upon the sale of such Licensed Product to the customer;
          1.25.3 charge-back payments, rebates, and similar product-specific payments paid to a governmental entity specifically with respect to sales of Licensed Products under a governmental rebate program;
          1.25.4 trade, quantity and cash discounts actually granted to the customer with respect to the Licensed Product;
          1.25.5 credits, rebates and charge-backs, and allowances or credits to the customer on account of damaged products, rejection or returns of Licensed Products or on account of retroactive price reductions affecting such Licensed Product;
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          1.25.6 actual bad debt expense not to exceed [***] of gross amounts invoiced; and
          1.25.7 any item similar in character or substance to any of the foregoing prevailing at the time and customary in the pharmaceutical industry at the time as determined by the JSC.
     Notwithstanding the foregoing, the amounts described in [***]. Sales among a Party and its Affiliates or permitted Sublicensees for resale shall be excluded from the computation of Net Sales; provided, however, that the subsequent resale shall be included in Net Sales hereunder. If a Licensed Product is sold for consideration other than cash, the Net Sales from such sale or transfer shall be deemed the then fair market value of such Licensed Product. For clarity, Net Sales shall include sales of a Licensed Product made pursuant to a pre-license sale through a named patient basis sales program or other special access sales program. The supply of Licensed Products without charge (x) as commercial samples, (y) as charitable donations or (z) for use in Development and Post-Marketing Studies shall be excluded from the computation of Net Sales.
     In the event that a Licensed Product is sold as part of a Combination Product in accordance with Section 4.5, Net Sales from sales of such Combination Product shall be determined pursuant to Section 4.5.
     1.26 “[***].
     1.27 “Patent Rights” means (a) all patents and patent applications (including provisional applications), and all patents issuing thereon (including utility, model and design patents and certificates of invention), (b) all reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, extensions (including supplemental protection certificates), registrations, confirmations, re-examinations and (c) foreign counterparts of any of the foregoing.
     1.28 “Phase II Clinical Trial” means a human clinical trial of a Licensed Product conducted for purposes of preliminary determination of efficacy and/or preliminary establishment of appropriate dosage ranges for efficacy and safety in patients with the disease or condition being studied and that would satisfy the requirements under 21 C.F.R. §312.21(b).
     1.29 “Phase III Clinical Trial” means a human clinical trial of a Licensed Product intended to be a pivotal trial for obtaining Regulatory Approval or to otherwise establish safety and efficacy in patients with the disease or condition being studied for purposes of filing an NDA with the FDA or an MAA with the EMEA and that would satisfy the requirements under 21 C.F.R. §312.21(c).
     1.30 “Phase IV Clinical Trial” means a human clinical trial for a Licensed Product conducted after receipt of Regulatory Approval in the country for which such trial is being conducted and that is required or requested by a Regulatory Authority to be conducted after Regulatory Approval, as a condition of or in connection with obtaining and maintaining such Regulatory Approval.
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     1.31 “Post-Marketing Studies” means marketing studies, epidemiological studies, modeling and pharmacoeconomic studies, investigator sponsored clinical trials and post-marketing surveillance studies of a Licensed Product, other than Phase IV Clinical Trials, that are not intended for use as a basis for obtaining Regulatory Approval (e.g., for a further indication, label expansion or otherwise) with respect to such Licensed Product.
     1.32 “Primary Market” means any one or more of the following: United States, France, Germany, Italy, Spain and the United Kingdom.
     1.33 “Product Marks” means the product-specific trademarks, logos, trade dress, or other symbols which a Party uses to Commercialize a Licensed Product in its Territory, but excluding the Amicus and Shire company names, tradenames, logos, trade dress and the like.
     1.34 “Regulatory Authority” means any federal, national, multinational, provincial, state or local regulatory agency, department, bureau or other governmental entity, within a regulatory jurisdiction in the Territory, with the authority to grant any approvals, licenses, registrations or authorizations necessary for the Development, Manufacture, use, Commercialization or coverage and reimbursement of a Licensed Product. For clarity, references in this Agreement to “Regulatory Authority of a Primary Market Country” shall be deemed to include the EMEA.
     1.35 “Regulatory Approval” means, with respect to a particular country, all approvals (including, without limitation, where applicable, pricing and reimbursement approval and schedule classifications), licenses, registrations or authorizations by any Regulatory Authority necessary for the Development, Manufacture, use, storage, import, transport, Commercialization or sale of a Licensed Product in such country.
     1.36 “Regulatory Filings” means all documents filed with a Regulatory Authority, including INDs, NDAs, MAAs, Drug Master Files and the like, as well as their counterparts in jurisdictions other than the United States.
     1.37 “Related Agreement” means a Pharmacovigilance Agreement or other agreements entered into by the Parties pursuant to or in connection with this Agreement.
     1.38 “Sole Invention” means either a Shire Invention or an Amicus Invention.
     1.39 “Sublicensee” shall mean a Third Party to whom Shire (or a Sublicensee) has granted a right to make, use, sell, offer for sale, import or Commercialize a Licensed Product in the Shire Territory pursuant to Section 2.2; and “Sublicense” shall mean an agreement or arrangement granting such rights. As used in this Agreement, “Sublicensee” shall not include a wholesaler or reseller of a Licensed Product who does not market or promote such Licensed Product.
     1.40 “Territory” means both the Amicus Territory and the Shire Territory, each as defined below:
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          1.40.1 “Amicus Territory” means the United States of America, including the District of Columbia and including all possessions, territories and protectorates thereof and shall include the European Union with respect to a Licensed Product upon the reversion of the European Union with respect to such Licensed Product in accordance with Section 7.2.5.
          1.40.2 “Shire Territory” means the entire world excluding the Amicus Territory.
     As used herein, the phrase “a Party’s Territory” or “such Party’s Territory” shall mean either the Amicus Territory or the Shire Territory, as the context indicates.
     1.41 “Third Party” means any person or entity, including a governmental entity, other than Amicus, Shire or their respective Affiliates.
     1.42 “Valid Claim” means a claim of a pending patent application or an issued and unexpired patent, within the Amicus Patent Rights that has not been held unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction in an unappealed or unappealable decision (provided, however, that if the holding of such court or agency is later reversed by a court or agency with appropriate authority, the claim shall be reinstated as a Valid Claim) and has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise nor lost in an interference proceeding. Notwithstanding the foregoing, in the case of a pending but unissued patent application, a pending claim of such application shall not be deemed a Valid Claim if more than three (3) years have elapsed since the first priority date to which such claim takes priority; such claim shall thereafter not be deemed a Valid Claim until such claim issues in a patent and otherwise meets this definition.
     1.43 The following terms have the meanings defined in the corresponding sections of this Agreement referenced below:

Defined Term	Section	Defined Term	Section
[***]	7.2.4(e)	Manufacturing Cost	7.3.3(b)(ii)
Acting Party	10.2.5	Materials	8.1
Alleged Infringement	10.3.1	Milestone	7.2.3
Alliance Manager	3.6	MSSM	16.14
Annual Net Sales	7.3.1	MSSM Agreement	16.14
Amicus Indemnitees	13.2	New Formulation	6.1.1
Amicus Invention	10.1.2(a)	Non-Developing Party	6.1.2(b)
Auditing Party	7.8.2	Notice Date	15.5.2(a)(ii)
Back-Up Compound	6.4.4(a)	Notice Period	15.5.2(a)(ii)
Back-Up Compound Notice	6.4.4(b)	Offer	6.2.2(a)
Back-Up Compound Opt In Exercise Period	6.4.4(c)	Opt-In Notice	6.1.3(a)
Back-Up Compound Opt In	6.4.4(a)	Opt-In Period	6.1.3(a)
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Right
Breach Notice	15.2	Opt-In Right	6.1.3
Business Day	16.9	Shire Indemnitees	13.1
[***]	7.2.4	Shire Invention	10.1.2(a)
Collaboration Results Publication	14.5	Shire IP	6.1.1(d)(ii)
Combination Product	4.5	[***]’s Option	6.2.1
Commercializing Party	10.6.2	[***]’s Option Exercise Fee	6.2.1(b)
Committee	3.4.1	[***]’s Option Notice	6.2.1(a)
Committee Co-Chair	3.5.4	[***]’s Option Period	6.2.1(a)
Committee Dispute	16.8.1	Permitted Overrun	7.4.2
[***]	7.2.4(d)	Pharmacovigilance Agreement	9.3
Confidential Information	14.1	Prosecuting Party	10.2.4
Confidentiality Agreement	14.3	prosecution and maintenance	10.2.6
Cooperating Party	14.6.2	Receiving Party	7.4.4(b)
Developing Party	6.1.1	Reimbursable Share	6.1.3(c)
Development Period	15.5.2(a)(ii)	Reimbursing Party	7.4.4(b)
Development Plan	4.2.1	Related Product	6.3.1
Excess Costs	7.4.2	Related Product Notice	6.3.1
Existing In-Licenses	10.6.1	Related Product-Opt In Period	6.3.2
Force Majeure Event	16.5	Related Product-Opt In Right	6.3.2
Forecast	4.2.1	Requesting Party	6.4.1
Generic Competition	7.3.2	Responding Party	7.8.2
Generic Version	7.3.2	Reverted Products	15.5.2(a)(i)
Gross Margin	7.3.3(b)(i)	RFR Acceptance	6.2.2(a)
[***]	2.2.2(b)	RFR Acceptance Period	6.2.2(a)
Indemnitee	13.3	Right of First Refusal	6.2.2
Indemnitor	13.3	Right of First Refusal Notice	6.2.2(a)
Independent Development Costs	6.1.2(c)(ii)	[***]	7.2.4(e)
Independent Project	6.1.2(a)	[***]	2.4.1
Independent Trial	4.3.2	Secondary Country	7.2.5
Initiating Party	14.6.2	Special Committee	3.4.1
[***]	7.2.4(c)	Spending Party	7.4.2
Inspected Party	9.5	Statement of Costs	6.1.2(c)(i)
JAMS	16.8.1(b)	Sublicensing Party	10.6.2
JCC	3.3	[***]	7.2.4(a)
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

JDC	3.2	[***]	7.2.4(b)
Joint Commercialization Committee	3.3	Supply Agreement	8.2
Joint Development Committee	3.2	Target	6.3.1
Joint Inventions	10.1.2(a)	Term	15.1
Joint Patent Rights	10.2.3	Terminated Product	6.4.4(a)
Joint Steering Committee	3.1	Third Party Claim	13.1
JSC	3.1	Third Party Technology	10.6.2
JSC Proposal Notice	6.1.1	Trademark Licensee	11.1.3
Label Expansion	6.1.1	Trademark Licensor	11.1.3
Laws	16.9	[***]	2.4.3
Liabilities	13.1	[***]	15.5.2(a)(ii)
Licensors	10.6.1	Wind down Period	15.5.2(b)
ARTICLE 2
GRANT OF RIGHTS
     2.1 Amicus Grant. Subject to the terms and conditions of this Agreement, Amicus hereby grants to Shire, under the Amicus IP:
          2.1.1 an exclusive license to use, import and sell or Commercialize Licensed Products in the Field (excluding the treatment, prevention or diagnosis of Fabry Disease with Amigal) in the Shire Territory, subject to Section 2.1.3;
          2.1.2 a sole license (with a right to sublicense) to use, import and sell or Commercialize Amigal for the treatment, prevention or diagnosis of Fabry Disease in the Shire Territory, subject to Section 2.1.3;
          2.1.3 a co-exclusive (with Amicus and its contractors or licensees) license to Manufacture the Compounds and Licensed Products in the Territory for use, import, sale or Commercialization within the Field in the Shire Territory (specifically subject to Section 8.3 below) and to Develop the Licensed Products within the Field (specifically subject to Section 6.1 below); provided, that if a Party (or any other entity acting under authority of such Party) proposes to perform clinical trials of a Licensed Product for an indication in the Field in a country within the other Party’s Territory, the conduct of such trial in such country shall be subject to such other Party’s approval, not to be unreasonably withheld; and
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          2.1.4 the right to have the foregoing performed on its behalf by subcontractors in accordance with Section 4.4.
     Shire agrees that neither it, nor any of its Affiliates, shall (a) practice the Amicus IP other than as expressly authorized under this Article 2 if such actions would constitute an infringement or misappropriation thereof nor (b) Develop or Commercialize in the Amicus Territory a product containing a Compound, except as a Licensed Product in accordance with this Agreement.
     2.2 Sublicenses.
          2.2.1 Affiliates. Shire may grant to one or more of its Affiliates a Sublicense in connection with Shire’s Development, Manufacture and/or Commercialization of the Compounds and Licensed Products under this Agreement; provided that Shire shall remain responsible for the activities of such Affiliate to the same extent as if such activities were conducted by Shire.
          2.2.2 Third Parties.
               (a) Shire may also grant to Third Parties a Sublicense under the rights granted to Shire under Section 2.1 to one or more Licensed Products, to the extent not in conflict with Section 2.1 or this Section 2.2.2.
               (b) Notwithstanding Paragraph (a) above, Shire may grant a Sublicense under this Section 2.2.2 (i) only to a Third Party that is not a “competitor of Amicus” and (ii) in a country where Shire or an Affiliate of Shire has direct commercial operations in [***], only if Shire remains primarily responsible for conducting Commercialization activities in such country. For such purposes, a “competitor of Amicus” shall mean those companies listed on Appendix 3 or as appended thereto upon the written agreement of the Parties.
          2.2.3 Conditions of Sublicenses. If Shire grants a Sublicense under its rights in Section 2.1, such Sublicense shall be at least as protective of the Compounds and Licensed Products as the terms and conditions of this Agreement. Shire shall remain responsible for the performance of any of its Sublicensees under such rights, and shall remain responsible for any payments due hereunder with respect to activities of the Sublicensee. Shire shall use Commercially Reasonable Efforts to ensure that its Sublicensees perform at the same level as Shire is obligated to perform hereunder and do not engage in activities that would be harmful to the Licensed Products or the business related to the Licensed Products, and to take appropriate measures to remedy any failure of a Sublicensee to comply with the foregoing. It is understood and agreed that, except as may be otherwise agreed in writing by the Parties, Sublicensees shall have no rights with respect to the Committees or with respect to the Development Plans, nor to exercise any provision of this Agreement other than the exercise of their rights pursuant to Section 2.1 above. Upon request, Shire shall provide to Amicus a copy of the Sublicense, provided that the agreement may be redacted to the extent not necessary for Amicus to understand the scope and terms of such Sublicense. For purposes of clarity, Shire shall have the right to redact all financial and other proprietary terms with
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

respect to any Sublicense agreement provided to Amicus as required hereunder to the extent not required to determine that such Sublicense complies with this Agreement.
     2.3 Exchange of Data and Know-How.
          2.3.1 By Amicus. Promptly following the Effective Date, Amicus will make available to Shire, at no cost or expense to Shire, all Amicus Know-How necessary, useful or used to Develop Licensed Products within the Field, including all Data for such Licensed Products within the Field that Amicus has of the Effective Date.
          2.3.2 By Either Party. During the Term, Amicus shall provide to Shire additional Amicus Know-How developed pursuant to activities under the Development Plans necessary, useful or used to Develop Licensed Products within the Field, and Shire shall provide to Amicus any Know-How Controlled by Shire and developed pursuant to activities under the Development Plans necessary, useful or used to Develop the Licensed Products within the Field, in each case that has not previously been provided hereunder, promptly upon request by the other Party. The Party providing such Know-How shall provide the same in electronic form to the extent the same exists in electronic form, and shall provide copies as reasonably requested or an opportunity for the other Party to inspect (and copy) all other materials comprising such Know-How (including, for example, original patient report forms and other original source data, to the extent allowable under Laws). Except as expressly provided, neither Party shall be obligated under this Section 2.3.2 (or other provisions requiring disclosure of Know-How hereunder) to provide to the other Party (a) any of the providing Party’s Confidential Information that does not relate to a Licensed Product within the Field, including competitive and marketing strategies generally applicable to the providing Party’s products or (b) any information regarding Commercialization except as necessary to Develop or Commercialize the Licensed Products.
          2.3.3 Provision of Data to JDC. Upon request by the JDC, each Party shall promptly provide the JDC with summaries in reasonable detail of all Data generated or obtained in the course of such Party’s performance of activities under the Development Plans.
          2.3.4 Level of Effort Required. Notwithstanding the foregoing, neither Party shall be considered to be in breach of this Section 2.3 for failure to disclose information, if, despite Commercially Reasonable Efforts, the identification of such information is impractical.
          2.3.5 Right to Use. Each Party shall have the right to use Know-How to be provided to such Party under this Section 2.3, in connection with the Development and Commercialization of Compounds and Licensed Products hereunder.
     2.4 [***]. [***]
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     2.5 No Implied Licenses. No right or license under any either Party’s Know-How, Patent Rights or other subject matter is granted or shall be deemed granted by implication, estoppel or otherwise. All such rights or licenses are granted only as expressly provided in this Agreement and the Related Agreements. Without limiting the foregoing, nothing herein shall be deemed to grant to Shire a right or license to any active pharmaceutical ingredient other than the Compounds.
ARTICLE 3
GOVERNANCE
     3.1 Joint Steering Committee. Within thirty (30) days following the Effective Date, the Parties shall establish a Joint Steering Committee (the “Joint Steering Committee” or “JSC”). The JSC shall have the duties described in Section 3.1.1 below.
          3.1.1 Duties. The Joint Steering Committee shall:
               (a) review and approve the Development Plans, and any material changes thereto as shall be submitted by the JDC to the JSC for approval;
               (b) determine whether to terminate the joint Development of one or more Licensed Products pursuant to Section 6.4 below;
               (c) determine actions necessary to prevent importation or sales of Licensed Products sold by a Party into the other Party’s Territory by a Third Party (e.g. determination that neither Party may sell to such Third Party);
               (d) resolve any matters submitted to the JSC by the JDC in accordance with Section 16.8 below; and
               (e) perform such other duties as are specifically assigned to the JSC in this Agreement.
          3.1.2 Additional Activities. In addition, at the meetings of the JSC, the Parties will discuss the following matters as reasonably requested by either Committee Co-chair of the JSC:
               (a) strategic direction for the Development, Manufacturing and Commercialization of Licensed Products;
               (b) the progress of the Parties in executing the Development Plans; and
               (c) any other matters pertaining to Development, Manufacturing and Commercialization of Licensed Products in the Field in the Territory, and the collaboration between the Parties. However, it is understood that the decision-making authority of the JSC is limited to those matters described in Section 3.1.1 above.
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     3.2 Joint Development Committee. The Parties shall form a Joint Development Committee (the “Joint Development Committee” or “JDC”), no later than thirty (30) days following the Effective Date. The JDC shall have the duties described in Section 3.2.1 below.
          3.2.1 Duties. The Joint Development Committee shall:
               (a) propose revisions to the Development Plans as needed, but no less frequently than annually;
               (b) propose supplements or revisions to the applicable Development Plans with respect to Label Expansions and New Formulations and submit the same to the JSC for approval;
               (c) review and approve clinical protocols for Licensed Products within the Field under the Development Plans;
               (d) review and finalize the common registration dossier for each Licensed Product generated under a Development Plan;
               (e) monitor the progress of the activities undertaken by each of the Parties pursuant to each Development Plan (including review of the conduct of clinical trials conducted by each Party pursuant to a Development Plan);
               (f) monitor the rate of spending pursuant to activities under a Development Plan against the budget for such activities in the Development Plan; and
               (g) perform such other duties as are specifically assigned to the JDC in this Agreement.
          3.2.2 Additional Activities. In addition, at the meetings of the JDC, the Parties will discuss the following matters as reasonably requested by either Committee Co-Chair of the JDC:
               (a) the progress of the activities undertaken by the Parties pursuant to each Development Plan in relation to the corresponding budgets and timelines;
               (b) the flow of information with respect to Development of the Licensed Products within the Field;
               (c) the overall strategy for all material filings with applicable Regulatory Authorities in the Primary Markets with respect to the Licensed Products in the Field in the Shire Territory, in accordance with the Development Plans, as well as regulatory strategy for Licensed Products in the Field in Japan;
               (d) the Parties’ scientific presentation and publication strategy relating to Licensed Products within the Field pursuant to Section 14.5 below, until such time as the JCC is
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

formed pursuant to Section 3.3 below, at which time such matters shall be deemed to be within the duties of the JCC under Section 3.3.1 below;
               (e) impact of operational activities related to Manufacturing, (for example, forecast development, growth, changes, variances, manufacturing process improvements, equipment/new facility introduction, capacity improvements, cycle time and lead time reduction, improvement in shelf life, inventory management, complaints, and in-market quality/performance reports); and
               (f) any other matters pertaining to Development of Licensed Products in the Field. However, it is understood that the decision-making authority of the JDC is limited to those matters described in Section 3.2.1 above.
               3.3 Joint Commercialization Committee. The Parties shall form a Joint Commercialization Committee (the “Joint Commercialization Committee” or “JCC”), no later than thirty days following the Initiation of the First Phase III Clinical Trial for a Licensed Product.
          3.3.1 Duties. The Joint Commercialization Committee shall serve as a forum for communication regarding Commercialization activities and shall discuss and review the following:
               (a) any Post-Marketing Studies proposed to be conducted by either Party;
               (b) coordination of global branding to the extent practicable;
               (c) promotional and other Commercialization activities of the Parties under this Agreement in the Amicus Territory and the Shire Territory, including pre-launch and post-launch activities;
               (d) proposed Product Marks and branding strategy;
               (e) coordination of the participation of physicians who are key opinion leaders during Development and Commercialization to achieve consistent messaging and collaboration in connection with conferences and other marketing activities, provided, however, that each Party shall have control over Commercialization of Licensed Products in the Field in its respective Territory; and
               (f) such other matters as appropriate to further the purposes of this Agreement as determined by the Joint Steering Committee.
     For clarity, it is understood that the purpose of the JCC is to promote communication and coordination regarding the foregoing matters and that the JCC shall not have decision making authority.
     3.4 Special Committees and Sub-Committees; Financial Procedures.
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          3.4.1 Special Committees and Sub-Committees. The JSC may from time to time establish one or more special committees (each, a “Special Committee”), each such Special Committee to consist of an equal number of representatives of each Party as determined by the JSC, to perform certain duties and exercise certain powers of the JSC as expressly delegated by the JSC to such Special Committee. For example, it is understood that, from time to time, the JSC may establish one or more Special Committees to coordinate intellectual property matters in accordance with Article 10 below (it being understood such Special Committee shall be for communication purposes and shall not have decision making authority). Each of the JSC, JDC, JCC and any such Special Committee is referred to herein as a “Committee.” Each Committee may from time to time establish sub-committees to handle matters within the scope of its authority hereunder.
          3.4.2 Certain Financial Procedures. In addition, the JSC may establish a Special Committee to approve procedures, formats and timelines consistent with this Agreement for reporting financial data and monitoring financial performance under this Agreement; and if the Parties, or such Special Committee, as applicable, are unable to agree upon any such procedures, formats or timelines, the matter shall be resolved as a Committee Dispute in accordance with the provisions of Section 16.8 below.
3.5 Committee Membership, Decision-Making and Operations.
          3.5.1 Membership of Committees. Each Committee shall be composed of an equal number of representatives from each of Amicus and Shire. Unless the Parties otherwise agree, the number of representatives for each of Amicus and Shire shall be: (a) with respect to the JSC, three (3) representatives, (b) with respect to the JDC, three (3) representatives and (c) with respect to the JCC, three (3) representatives, and each of the above with ad hoc members as deemed necessary by the relevant committee. At least one representative of each Party on the JDC and JCC will be at the vice president level or above. All representatives of each Party on the JSC will be at the vice president level or above, subject to the next sentence, and at least one representative of each Party on the JSC will be at the senior vice president (or its equivalent) level or above. In addition, each Party’s Alliance Manager will serve on the JSC, JDC and JCC in a nonvoting capacity. Each Party may replace any of its representatives on a Committee at any time upon written notice to the other Party, provided that such replacement is of comparable standing and authority within that Party’s organization as the person he or she is replacing.
          3.5.2 Committee Meetings. Each Committee shall hold regularly scheduled meetings at such times as it elects to do so, provided, however, that (a) the JSC shall meet at least twice every calendar year, (b) the JDC shall meet at least once every calendar quarter, unless the respective Committee members otherwise agree and (c) the JCC shall meet at least twice every calendar year. Each Party may also call for special meetings to resolve particular matters requested by such Party. The applicable Committee Co-Chair shall provide Committee members no less than fifteen (15) Business Days’ notice of each regularly scheduled meeting, and no less than ten (10) Business Days’ notice, or such shorter time period as a Committee Co-Chair deems appropriate under the circumstances, but in no event less than two (2) Business Days’ notice, of any special
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

meetings called by either Party. Meetings may be held by audio or video teleconference with the consent of each Party, which shall not be unreasonably withheld, provided that unless otherwise agreed at least two (2) of the meetings of each of the JSC and JDC per calendar year shall be held in person. Locations for meetings held in person shall alternate between Amicus’ facilities in Cranbury, New Jersey, and Shire’s facilities in Cambridge, Massachusetts, or at such other locations as the Parties may otherwise agree. A reasonable number of other employees of each Party involved in the Development, Manufacture or Commercialization of Licensed Products may attend Committee meetings as nonvoting participants with the approval of the respective Committee, and, with the consent of each Committee Co-Chair, which consent shall not be unreasonably withheld, a reasonable number of consultants, representatives or advisors involved in the Development, Manufacture or Commercialization of Licensed Products may attend Committee meetings as nonvoting observers, provided that such consultants, representatives and advisors are under obligations of confidentiality and non-use applicable to the Confidential Information of each Party that are at least as stringent as those set forth in Article 14. Each Party shall be responsible for all of its own expenses of participating in the JSC, JDC, JCC and any Special Committee.
          3.5.3 Decision-Making and Dispute Resolution. Decisions of each Committee shall be made at a duly called meeting of the applicable Committee. Shire’s members of each Committee shall collectively have one (1) vote and Amicus’ members of each Committee shall collectively have one (1) vote, with decisions made by unanimous vote (assuming a quorum of at least two (2) representative members from each Party, and with each Party’s vote being cast by such Party’s Committee Co-Chair of the relevant Committee). Each Committee may act on a specific issue without a meeting if it is documented in a written consent signed by each of the Co-Chairs of the applicable Committee from each Party. Notwithstanding anything herein to the contrary, no Committee shall have authority to amend, modify or waive compliance with this Agreement or the Related Agreements. If a Committee fails to reach consensus on an issue specifically designated in this Agreement for its decision, the matter shall be resolved under the procedures set forth in Section 16.8.
          3.5.4 Committee Co-Chairs. Each calendar year, each Party shall appoint one of its representatives on each Committee to co-chair meetings of such Committee (the “Committee Co-Chair”). For each Committee, the Committee Co-Chairs shall coordinate and prepare the agenda, ensure the orderly conduct of meetings and prepare and issue minutes of each meeting within thirty (30) days thereafter. Such minutes will not be finalized until the Committee Co-Chair from each Party have reviewed and confirmed the accuracy of such minutes in writing. The Committee Co-Chairs will solicit agenda items from the members of the applicable Committee and provide an agenda along with appropriate information for such agenda reasonably in advance of each meeting. It is understood that such agenda will include all items requested by either Committee Co-chair for inclusion therein.
          3.5.5 Reports. In addition, subject to the foregoing, each Party shall keep the other Party (through the relevant Committees) informed of Development, Manufacturing and Commercialization activities pertaining to Licensed Products in the Field in the applicable Territory
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

by such Party, including by providing regular reports to the relevant Committees summarizing such activities, and such other information as the other Party may reasonably request from time to time.
     3.6 Alliance Managers.  Within thirty (30) days following the Effective Date, each Party shall appoint a representative (an “Alliance Manager”), who will be at the director (or its equivalent) level or above, to facilitate communications between the Parties and to act as a liaison between the Parties with respect to such matters as the Parties may mutually agree in order to maximize the efficiency of the collaboration. Each Party may replace its Alliance Manager with an alternative representative satisfying the requirements of this Section 3.6 at any time with prior written notice to the other Party.
ARTICLE 4
DEVELOPMENT
     4.1 Overall Efforts in Development.  Amicus and Shire shall establish and implement the Development Plans in a prompt and expeditious manner with respect to each Licensed Product within the Field, and in a manner that harmonizes the Development of Licensed Products within the Field towards (a) a common registration dossier as a basis for license applications in the Primary Markets and, to the extent described in Section 4.2.5(e) below, Japan, and (b) Regulatory Approval for such Licensed Product in each of the Primary Markets. The Parties shall use Commercially Reasonable Efforts to ensure that each Development Plan provides at all times for adequate resources to achieve such result in an expeditious and efficient manner.
     4.2 Development Plans.
          4.2.1 General. The JDC shall establish a rolling three (3) calendar year plan and budget for the cooperative Development of each Licensed Product within the Field under this Agreement (as such may be amended from time to time in accordance with this Agreement, and as approved by the JSC, each a “Development Plan”). Each Development Plan shall include (a) a reasonably detailed written plan of Development activities and budget for the first thirteen (13) months of such period, together with the JDC’s then-current preliminary estimate of the Development activities and budget for the final twenty-three (23) months of the rolling thirty-six (36) month period (such twenty-three (23) month estimated plan and budget, together with the items in clause (b) below for such 23-month period, being referred to below as the “Forecast”), (b) an allocation of Development activities between the Parties for the first thirteen (13) months of such period, including but not limited to the number of allocated full time equivalent personnel and the applicable FTE Rate and other out-of-pocket expenses to be incurred by each Party during such period, together with an overall allocation of responsibilities for activities to be conducted during the remaining twenty-three (23) months covered by such Development Plan, and (c) the overall program of Development for such Licensed Product within the Field, including clinical studies, regulatory strategies and other elements for obtaining Regulatory Approval of such Licensed Product in each country within the Primary Markets. It is understood that the JDC will modify and update the Forecast annually in connection with the procedure for amending and updating each Development Plan under Sections 4.2.3 and 4.2.4 below. In addition, the Parties shall cooperate to establish
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

additional non-binding forecasts of Development Costs for the rolling four (4) year period beyond the three (3) year term of each Development Plan (including as updated).
          4.2.2 Initial Development Plans. The initial Development Plans for Plicera, Amigal and AT2220 are attached hereto as Appendix 4.
          4.2.3 Amendments. Each Development Plan shall be updated by the JDC for approval by the JSC, not less than annually (as set forth in Section 4.2.4 below), or more frequently as needed to take into account completion, commencement or cessation of Development activities not contemplated by the then current Development Plan. The JDC will submit to the JSC for approval any material amendment to each Development Plan in advance of implementation of such amendment, including, without limitation, any amendment that effects a material increase of the budget or timeline in effect for the current year of such Development Plan, subject to Section 4.2.4 below.
          4.2.4 Timing and Process for Amendments. With respect to each Development Plan, by September 15 of each calendar year after the Effective Date commencing in 2008, the JDC shall present to the JSC for its review and approval a proposed Development Plan for the next three (3) calendar years in the form described in Section 4.2.1 above. If such revised Development Plan is not approved by the JSC by January 1 of a calendar year, then, until such time as a revised Development Plan is either approved by the JSC or established pursuant to the dispute resolution procedure set forth in Section 16.8 below, (a) the preceding Development Plan (including the Forecast for the applicable period) shall continue to govern the Parties’ Development activities, (b) each Party shall be permitted to conduct Development activities allocated to such Party in such preceding Development Plan and incur Development Costs consistent with such preceding Development Plan, which Development Costs shall be shared by the Parties in accordance with Section 7.4.1 below, and (c) in any case each Party may continue any on-going clinical trials initiated by such Party in accordance with such preceding Development Plan, and the reasonable costs incurred by such Party in connection with such clinical trials shall continue to be shared by the Parties in accordance with Section 7.4.1 below.
          4.2.5 Development Activities. In addition to the information described in Section 4.2.1 above, each Development Plan shall be as further described in this Section 4.2.5.
               (a) Unless otherwise agreed by the Parties, each Development Plan shall allocate to Shire responsibility for (i) strategic and operational control of Regulatory Approval within the Shire Territory, including conducting meetings on programs relating to Regulatory Filings and meetings on pivotal study designs, and submissions leading up to and subsequent to the filings for Regulatory Approval (such as scientific advice and pre-MAA meetings), (ii) managing relationships with physicians and other key personnel at clinical trial sites in the Shire Territory in connection with such Development Plan, (iii) to the extent included in such Development Plan, any Development activities to be undertaken in Japan, and (iv) such other activities as the Parties mutually agree from time to time. In furtherance of the foregoing and as contemplated by Section
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.22, Amicus shall have the opportunity to accompany Shire to meetings with Regulatory Authorities in the Shire Territory.
               (b) Unless otherwise agreed by the Parties, each Development Plan shall allocate to Amicus responsibility for (i) strategic and operational control of Regulatory Approval (including conducting meetings and other related activities as described in (a)(i) above) for the Amicus Territory, (ii) managing relationships with physicians and other key personnel at clinical trial sites in the Amicus Territory in connection with such Development Plan, (iii) control of clinical operations for all phase I clinical trials and Phase II Clinical Trials, and (iv) preclinical activities (including ongoing non-clinical testing).
               (c) By January 15, 2008, the JSC shall establish the final versions of the initial Development Plans referenced in Section 4.2.2, including Development activities and budgets as contemplated by Section 4.2.1. Such final Development Plans shall set forth the allocation between the Parties of Development activities other than those described in (a) and (b) above. For clarity, it is understood that, until such time such final versions of the initial Development Plans are so established, the initial Development Plans referenced in Section 4.2.2 shall continue to govern the Parties’ Development activities. Notwithstanding anything herein, the 2008 budget for Development shall not exceed [***]without the mutual consent of the Parties.
               (d) Notwithstanding anything herein, within the [***] of the Effective Date no pivotal clinical trial or Phase III Clinical Trial under a Development Plan shall be conducted without the prior written consent of each Party.
               (e) Each Development Plan shall be directed to those activities necessary to obtain Regulatory Approval of the applicable Licensed Product in the Field in the Primary Markets and, to the extent the Parties agree, Japan. In addition, the Parties may, from time to time, agree to include certain Post-Marketing Studies under a Development Plan and to share the costs thereof in accordance with Section 7.4 below; provided, however, that unless so included, the conduct of Post-Marketing Studies shall be as addressed in Section 4.3.
               (f) It is understood that, from time to time, it may be necessary for Shire to conduct additional Development activities beyond that set forth in a Development Plan, in order to obtain Regulatory Approval for a Licensed Product in a country of the Shire Territory other than the Primary Markets. Shire may conduct such additional Development activities outside of the Development Plans at its own cost.
     4.3 Post-Marketing Studies; Monitoring of Independent Trials
          4.3.1 Post-Marketing Studies. For clarity, if a Party desires to conduct a Post-Marketing Study that has not been approved by the Parties for inclusion under the applicable Development Plan under Section 4.2.5(e) above, such Party may perform such Post-Marketing Study, at its own expense. Further, the Party conducting such Post-Marketing Study outside such Development Plan shall not be required to share the Data (other than safety Data, in accordance with
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the Pharmacovigilance Agreement or as otherwise required by a governmental or a regulatory authority or applicable Laws) resulting from such Post-Marketing Study.
          4.3.2 Notice; Suspension of Independent Trials. The Party proposing to conduct a Post-Marketing Study outside the applicable Development Plan in accordance with Section 4.3.1 above or any other clinical trial of a Licensed Product (other than [***] for [***]’s) but outside the Development Plan (each, an “Independent Trial”) shall notify the other Party at least sixty (60) days prior to submitting a protocol to the Institutional Review Board or Ethics Committee, as applicable, for such Independent Trial (which notice shall include a synopsis, in reasonable detail, of the proposed protocol). The Party proposing to conduct such Independent Trial may proceed with such trial (as described in its notice to the other Party) after such sixty (60) day notice period unless such other Party reasonably and in good faith objects to such protocol on the grounds that it would cause, or would have an unreasonable risk of causing, a material adverse effect upon the Development or Commercialization of a Licensed Product containing the same Compound. In the case of such an objection, the objecting Party shall give written notice of its objection (including a reasonably detailed explanation of the basis therefor) to the JSC within such sixty (60) day period and the Party proposing such protocol shall not commence such trial pending the resolution of such matter pursuant to this Section 4.3.2. If the JSC is unable to reach consensus on such matter within thirty (30) days after such matter is referred to the JSC, then, upon written notice of either Party to the other Party, such matter shall be resolved as a Committee Dispute in accordance with the provisions of Section 16.8 below.
     4.4 Subcontractors.  Except as otherwise set forth in this Agreement, each Party may engage subcontractors to perform, under its direction, specific functions that are assigned to it hereunder or that it carries out in the exercise of its rights hereunder, in each case in accordance with this Section 4.4. Each Party shall be fully responsible under this Agreement for the performance hereof by its permitted subcontractors as if such Party so performed this Agreement itself.
     4.5 Combination Products.  For purposes hereof, a “Combination Product” means any Licensed Product containing a Compound combined with one or more other active ingredients (e.g., a co-formulation) or a product in which both a Licensed Product and one or more other products or components are packaged together and sold for a combined price. In the event that Shire desires to Develop or Commercialize a Combination Product:
          4.5.1 if such Combination Product, in Shire’s good faith determination, is not intended for Commercialization outside the Shire Territory and/or Shire does not Control the Patent Rights necessary to Develop and Commercialize such Combination Product outside the Shire Territory, then (a) Shire may Develop and Commercialize such Combination Product solely in the Shire Territory and (b) the [***]; and
          4.5.2 if the Parties agree to Commercialize such Combination Product in the Amicus Territory and Shire Controls the Patent Rights necessary to Develop and Commercialize such Combination Product in the Amicus Territory, then the Parties [***]. It is understood that neither Party is obligated to agree on such terms and if the Parties cannot so agree the Combination
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Product shall not be included in a Development Plan and Shire may pursue such Combination Product under Section 4.5.1.
     4.6 Term of Ongoing Development and Committee Obligations.  The Parties’ obligations under Sections 4.1 and 4.2 (and the Development Plans), and to share Development Costs under Section 7.4.1 below, and Amicus’ supply and Manufacturing obligations under Article 8 below, shall terminate eighteen (18) years after the Effective Date. At such time, all Committees will terminate. However, each Party will continue to have an approval right with respect to matters specified to be decided by such Committees under this Agreement. In such event, if the Parties are unable to reach agreement on a matter specified in this Agreement to have been decided by such Committee, the matter shall be determined by binding arbitration in accordance with the procedures in Sections 16.8.1(b) through (d) below.
ARTICLE 5
COMMERCIALIZATION in the Shire Territory
     5.1 General.  Subject to the terms and conditions of this Agreement, Shire shall have the sole right to control the Commercialization of the Licensed Products in the Field in the Shire Territory.
     5.2 Diligence.  Shire shall use Commercially Reasonable Efforts to obtain Regulatory Approval of, and to Commercialize, the Licensed Products in the Field in the Shire Territory.
     5.3 Territory Compliance.  Each Party shall use diligent efforts to take the actions necessary to prevent importation or sales of Licensed Products sold by such Party into the other Party’s Territory by a Third Party, including any such actions as are determined by the JSC under Section 3.1.1(c).
     5.4 Bundling. [***] in order to benefit sales or prices of other products offered for sale by Shire to such customer or that discounts the price of the Licensed Product disproportionately to the other products included in such multiple product offering.
ARTICLE 6
CERTAIN OTHER ACTIVITIES
     6.1 Label Expansions and New Formulations within the Field.
          6.1.1 Proposal to JSC. In the event that either Party (the “Developing Party”) proposes to Develop (a) a Licensed Product for a label expansion within the Field (a “Label Expansion”) or (b) a new pharmaceutical formulation containing a Compound for an indication within the Field (a “New Formulation”), such Party shall make a written proposal to the JSC for the Development thereof, including a proposed work plan, budget, timeline, any Third Party Technology under Section 10.6.2 and, in the case of Shire, any formulation technology under Section 6.1.2(d)(iii) (the “JSC Proposal Notice”).
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

               (a) Inclusion within Development Plan. If the JSC determines to include such Label Expansion or New Formulation in an applicable Development Plan or where applicable a new Development Plan, then such Development Plan shall include the work plan, budget and timeline proposed by the Developing Party, or as the JSC may otherwise determine. For purposes of the JSC determination of whether or not to include such Label Expansion or New Formulation under the applicable Development Plan, the Developing Party shall be deemed to have approved the proposal presented by it to the JSC as part of the JSC Proposal Notice under Section 6.1.1 above.
          6.1.2 Independent Projects.
               (a) Election. If the JSC does not determine to include such Label Expansion or New Formulation under the applicable Development Plan, then the Developing Party shall have the right, subject to the Opt-In Right in Section 6.1.3 below, to Develop and Commercialize such Label Expansion or New Formulation for such Licensed Product outside the Development Plans solely in the Developing Party’s respective Territory (subject to the proviso in Section 2.1.3) at its own expense (it being understood that Development Costs incurred in connection therewith shall not be shared under Section 7.4.1 below), and such Label Expansion or New Formulation of such Licensed Product shall be referred to herein as an “Independent Project.” Notwithstanding the above, the Developing Party shall have the right to conduct non-clinical Development of an Independent Project anywhere, including, but not limited to, outside its Territory.
               (b) Provision of Development Update. Upon request by the non-Developing Party (the “Non-Developing Party”), the Developing Party shall provide to the Non-Developing Party a summary in reasonable detail of the Development results to date pertaining to such Independent Project.
               (c) Statement of Independent Development Costs.
                    (i) Prior to sixty (60) days after the end of each calendar year of an Independent Project, the Developing Party shall provide the Non-Developing Party with a statement of the Independent Development Costs (as defined below) for the prior year (each, a “Statement of Costs”) for such Independent Project.
                    (ii) As used herein, “Independent Development Costs” shall mean those internal and external costs actually incurred by the Developing Party outside the Development Plans that are specifically allocable to the Development of the applicable Independent Project. The allocation of such costs to an Independent Project shall be determined in a manner consistent with the manner in which costs are allocated to the Development Costs of Licensed Products under the Development Plans. For such purposes, the internal Development costs of the Developing Party shall be determined by applying the FTE Rate applied under the Development Plans for the same period.
               (d) License; Disclosure of Know-How. If a Label Expansion or New Formulation is included in the Development Plan in accordance with Section 6.1.1(a) above, or if the
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Non-Developing Party exercises the Opt-In Right with respect to an Independent Project in accordance with Section 6.1.3 below, the Developing Party shall promptly provide to the Non-Developing Party Know-How Controlled by the Developing Party that is necessary, useful or actually used to Develop such Label Expansion, New Formulation or Independent Project and to Develop and Commercialize such Licensed Product in accordance with this Agreement. In such event:
                    (i) For clarity, it is understood that the licenses granted to Shire under Section 2.1 above include the Licensed Product comprising such Label Expansion, New Formulation or Independent Project, as the case may be; and
                    (ii) Subject to Sections 6.1.2(d)(iii) and 10.6.2, Amicus shall have and is hereby granted a license, under Shire IP, to use, import, sell and Commercialize such Licensed Product in the Amicus Territory, and to Develop and Manufacture such Licensed Product, including the right to sublicense; provided, however, that Amicus shall not conduct any clinical trial of such Licensed Product in the Shire Territory without Shire’s consent (not to be withheld unreasonably). As used herein, “Shire IP” shall mean (A) Know-How to be disclosed to Amicus under this Section 6.1, and (b) Patent Rights Controlled by Shire that are necessary or actually used to Develop, Manufacture or Commercialize such Licensed Product.
                    (iii) If a New Formulation is to be licensed under Section 6.1.2(d)(ii) above to Amicus and includes proprietary formulation technology Controlled by Shire, then Amicus shall pay to Shire a royalty on net sales of such New Formulation in the Amicus Territory pursuant to such license, based on commercially reasonable terms; provided that in the case of a New Formulation included in a Development Plan pursuant to Section 6.1.1(a) above, such formulation technology was generated or acquired by Shire (A) outside of this Agreement or (B) as part of a different Independent Project for which Amicus did not exercise its Opt-In Right under Section 6.1.1(a) and Shire thereafter conducted clinical Development. In addition such license shall be subject to Section 10.6.2. If the Parties are unable to agree on the rate and other terms of such royalty, the same shall be determined by the JSC. In such event, if Shire Manufactures such New Formulation, then Shire will supply such New Formulation to Amicus on reciprocal terms as provided in Article 8 below; in each case, mutatis mutandis. If the Parties are unable to agree on the application of any such terms, the matter shall be determined by the JSC. If Amicus’ proposal for the royalty rate and other terms is not selected pursuant to Section 16.8, Amicus may revoke its exercise of the Opt-In Right for such New Formulation and such Opt-In Right for such New Formulation shall terminate as if not exercised.
          6.1.3 Opt-In Right. In the case of an Independent Project, until the end of the Opt-In Period (as defined below), the Non-Developing Party shall have the right to opt-in for Development of the (a) the Label Expansion within the Field with respect to the particular Licensed Product in question and/or (b) the New Formulation of a Licensed Product, as applicable, comprising such Independent Project, as follows (the “Opt-In Right”):
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

               (a) Notice. The Developing Party shall notify the Non-Developing Party of a submission of a request to a Regulatory Authority of a Primary Market country for the first [***] for an Independent Project, or the submission of the protocol for the first Phase III Clinical Trial for an Independent Project to an Institutional Review Board or Ethics Committee for approval, whichever occurs first (the “Opt-In Notice”). As used herein, the “Opt-In Period” with respect to an Independent Project shall mean the period beginning upon the date on which the Non-Developing Party elected not to jointly Develop such Label Expansion or New Formulation (as applicable) pursuant to Section 6.1.2(a) and ending on  ninety (90) days after the later of (x) first [***] for such Independent Project or (y) the submission of the protocol to such Institutional Review Board or Ethics Committee for the first Phase III Clinical Trial of such Independent Project, provided, that in the event (x) does not occur then upon  the dosing of the first patient in the first Phase III Clinical Trial for such Independent Project. Notwithstanding the foregoing, if so agreed by the Parties on a case-by-case basis, the Opt-In Period may be extended and if extended, the Non-Developing Party may exercise the Opt-In Right at such later time as is mutually agreed upon by the Parties. The Opt-in Notice shall include a good faith estimate of the date the Opt-In Period will expire, and notwithstanding the foregoing, the Opt-In Period shall not expire prior to such estimated date.
               (b) Know-How. Promptly after a request by the Non-Developing Party made during the applicable Opt-In Period, the Developing Party shall provide to the Non-Developing Party reasonable access to the material Know-How of the Developing Party pertaining to such Independent Project, and shall cooperate to enable the Non-Developing Party to evaluate such Know-How, and Independent Project, in a prompt and efficient manner. In addition the Developing Party shall provide the Non-Developing Party safety data required in accordance with the Pharmacovigilance Agreement or as otherwise required by a governmental or a regulatory authority or applicable Laws. The Developing Party shall similarly provide to the Non-Developing Party promptly a statement of the total Independent Development Costs incurred by the Developing Party in performing such Independent Project. If additional Know-How is generated, or Independent Development Costs incurred, during the Opt-In Period after such request, the Developing Party shall promptly make such information available to the Non-Developing Party upon request to the extent necessary to enable the Non-Developing Party to evaluate such Know-How and Independent Project. Notwithstanding anything herein to the contrary, unless the Non-Developing Party exercises its Opt-In Right under Section 6.1.3 below with respect to such Independent Project, the Non-Developing Party shall not have the right to use, and shall not use, such Know-How or Data pertaining to such Independent Project provided to it pursuant to this Section 6.1.2(b) other than as safety data as allowed pursuant to the Pharmacovigilance Agreement or as otherwise required by a governmental or a regulatory authority or applicable Laws.
               (c) Exercise. To exercise the Opt-In Right with respect to an Independent Project, the Non-Developing Party shall deliver, prior to the expiration of the Opt-In Period for such Independent Project, written notice to the Developing Party of such exercise and shall promptly reimburse the Developing Party for the Non-Developing Party’s Reimbursable Share (as defined below) of the Independent Development Costs incurred by the Developing Party in performing such Independent Project (through the date of such exercise). For such purpose, the Non-Developing
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Party’s “Reimbursable Share” shall mean [***] of the Independent Development Costs for the Independent Project. In the event of a dispute as to the calculation of Independent Development Costs to be reimbursed, the Non-Developing Party shall promptly reimburse the Developing Party the amount described above with respect to any undisputed Independent Development Costs, and shall promptly reimburse any remainder (or if applicable the Developing Party shall promptly refund any amounts that were so paid but subsequently found not to be due) upon resolution of such dispute by the JSC and in the event that the JSC is unable to resolve such dispute, the matter shall be resolved by an audit in accordance with provisions of Sections 7.8.2 and 7.8.3. For purposes of clarity, the Non-Developing Party shall be the Auditing Party in accordance with Section 7.8.2.
          6.1.4 Further Development and Commercialization of Independent Projects.
               (a) Generally. If the Non-Developing Party does not exercise its Opt-In Right for an Independent Project during the Opt-In Period, then the Developing Party shall have the right to continue the Development and Commercialization of such Independent Project solely in its respective Territory (subject to the proviso in Section 2.1.3), provided the Developing Party shall have the right to conduct non-clinical Development anywhere, including, but not limited to, outside its Territory. It is understood that Net Sales of Licensed Products in the Shire Territory resulting from such Label Expansion or New Formulation shall be included in Net Sales calculations for purposes of Sections 7.2.2 and 7.3 below.
               (b) Clinical Trials. The conduct of clinical trials as part of an Independent Project shall be subject to Section 4.3.2 above.
               (c) Manufacturing. If Shire elects to Develop and Commercialize a New Formulation as an Independent Project, Amicus will supply to Shire in accordance with Article 8 below additional quantities of the applicable Compound for use in such New Formulation. Unless otherwise agreed, however, Amicus will not be required to arrange for supplies of final formulated Licensed Products incorporating such New Formulation, and Shire shall have the right to Manufacture and have Manufactured such supplies of final formulated Licensed Products incorporating such New Formulation.
          6.1.5 Activities Outside the Field. The application of Sections 6.1.1–6.1.4 is limited to activities within the Field with respect to the Licensed Products. In this regard nothing herein shall be deemed to grant to Shire the right to Develop or Commercialize Licensed Products (including New Formulations) outside the Field. The Parties may discuss from time to time expanding the Field to include indications outside the Field for a given Compound or Licensed Product, and if the Parties so agree, then the Field shall be deemed to include such additional indication with respect to Licensed Products containing such Compound. Unless so agreed, however, during the Term (a) Amicus shall not, directly or indirectly, Develop (other than as a Licensed Product in accordance with this Agreement) or Commercialize in the Shire Territory a product containing a Compound other than an [***] for [***]’s and (b) Shire shall not outside the Field, directly or indirectly, Develop or Commercialize in the Shire Territory a product containing a Compound,. Subject to (a) Sections 6.2.1 and 6.2.2, Amicus may, directly and/or indirectly,
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Develop or Commercialize an [***] for [***]’s in the Shire Territory and (b) Section 4.3.2, Amicus may, directly and/or indirectly, Develop outside the Field a product containing a Compound in the Shire Territory for Commercialization in the Amicus Territory.
     6.2 [***] for [***]’s.
          6.2.1 [***]’s Option. Subject to Section 6.2.1(e) below, Shire shall have and Amicus hereby grants to Shire an option to expand the Field with respect to products containing [***] as set forth below in this Section 6.2.1 (the “[***]’s Option”).
               (a) Notice. Upon the scheduling of the first [***] with respect to an [***] for [***]’s, Amicus shall notify Shire in writing. Promptly following such [***] with respect to an [***] for [***]’s, Amicus shall provide to Shire written notice of such [***], together with the data package submitted by Amicus to the FDA for purposes of such [***] (the “[***]’s Option Notice”). Shire shall have the right to exercise the [***]’s Option within sixty (60) days after its receipt of the [***]’s Option Notice (the “[***]’s Option Period”) by providing written notice to Amicus of such intent to exercise the [***]’s Option. Amicus shall promptly provide Shire any additional Data or information (e.g. minutes of the [***] and response letter from the FDA with respect to the [***]) that it has after providing the [***]’s Option Notice up to the exercise or expiration of the [***]’s Option. For purposes of clarity, Amicus shall not grant to a Third Party any license or other rights to Commercialize an [***] for [***]’s in the Shire Territory prior to the expiration of the [***]’s Option Period and further subject to Section 6.2.2 below.
               (b) Exercise. Upon exercise of the [***]’s Option within the [***]’s Option Period and payment of the exercise fee (the “[***]’s Option Exercise Fee”) within ten (10) Business Days [***], the Field with respect to [***] (and any other [***] for [***]’s) shall be deemed to include the diagnosis, treatment and/or prevention of [***]’s and the JDC shall promptly propose, for approval by the JSC, modifications to the applicable Development Plan to include Development of such [***] for [***]’s. Following exercise of the [***]’s Option, Amicus shall continue performing further activities related to the Development of such an [***] for [***]’s in accordance with its own Development plans for a period of up to one (1) year after exercise of the [***]’s Option, or until such earlier time as the JSC approves such a Development Plan therefor, and thereafter the further Development of such [***] for [***]’s shall be conducted in accordance with such Development Plan, as modified by the JSC from time to time. All costs reasonably incurred by Amicus in performing such activities (i.e., those after the exercise of the [***]’s Option but prior to the JSC’s establishment of a modified Development Plan), and those conducted pursuant to the modified Development Plan so established, shall be shared in accordance with Section 7.4.1 below.
               (c) [***]’s Option Exercise Fee and Milestone Payments. In the event Shire exercises the [***]’s Option in accordance with the foregoing, [***] to be made by Shire with respect to the Development and Commercialization of Licensed Products for [***]’s hereunder. It is understood that the amount of such [***]’s Option Exercise Fee and milestone payments shall [***].
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

               (d) Cooperation. From the Effective Date until the end of the [***]’s Option Period, Amicus shall keep Shire informed of Amicus’ progress in Developing [***] for [***]’s and shall cooperate with Shire to facilitate Shire’s understanding of the [***] for [***]’s, including, but not limited to, providing access to all Data generated regarding [***] for [***]’s promptly upon Shire’s written request.
               (e) Amicus’ Election Not to Proceed. If, prior to the [***]’s Option Notice, Amicus notifies Shire in writing that it has made the election not to further Develop for and/or seek Regulatory Approval for Commercialization in the Shire Territory, or Commercialize, an [***] for [***]’s in the Shire Territory, the [***]’s Option, and this Section 6.2.1, shall terminate and not apply; provided, that if Amicus makes such election under this Section 6.2.1(e), Amicus shall not (directly or indirectly) Commercialize an [***] for [***]’s in the Shire Territory (for so long as [***] is a Compound hereunder).
          6.2.2 Right of First Refusal. Amicus hereby grants to Shire a right of first refusal to Develop and exclusively Commercialize one or more [***] for [***]’s in the Shire Territory as set forth below in this Section 6.2.2 (the “Right of First Refusal”).
               (a) Procedure. Prior to granting to a Third Party a license or other rights to Commercialize an [***] for [***]’s in the Shire Territory, Amicus shall so advise Shire in writing setting forth the terms and conditions under which Amicus would grant such rights (an “Offer”) and including a copy of the proposed definitive agreement to grant such rights to Shire (a “Right of First Refusal Notice”). [***] of the date of the Right of First Refusal Notice (the “RFR Acceptance Period”), Shire shall notify Amicus in writing whether Shire desires to enter into the transaction in the Right of First Refusal Notice in accordance with the terms set forth therein, together with a fully executed copy of the definitive agreement included in such Right of First Refusal Notice (a “RFR Acceptance”). In the event that Shire shall have failed to deliver a RFR Acceptance [***], then Shire shall be deemed to have waived its Right of First Refusal under this Section 6.2.2, and Amicus shall be free to execute and close on the Offer with a Third Party solely on the terms provided in the Right of First Refusal Notice (which for purposes of clarity shall mean the execution by a Third Party of the definitive agreement offered to Shire with such non-substantive changes as are necessary to substitute such Third Party for Shire); provided that if such definitive agreement is not consummated within [***] after the end of the RFR Acceptance Period, or if, during such [***] period Amicus proposes to grant to a Third Party rights to Commercialize an [***] for [***]’s on terms that are different than those set forth in the Offer (any terms different than those provided in the definitive agreement offered to Shire), Amicus shall be obligated to follow the procedures set forth in this Section 6.2.2 prior to granting to a Third Party any right or license to Commercialize an [***] for [***]’s.
               (b) No Implied Obligations. The only obligations of Amicus under this Section 6.2.2 and Section 6.2.1 above are as expressly stated therein, and there are no further implied obligations relating to the matters contemplated therein. Without limiting the foregoing, it is understood that (i) Amicus is not obligated to identify the Third Party(ies) to whom Amicus would
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

grant rights to [***] for [***]’s, (ii) modifications or improvements may be made to such [***] after the date of the Right of First Refusal Notice and (iii) a transfer of rights in connection with an assignment of this Agreement in accordance with Section 16.1 below shall not be subject to this Section 6.2.2, provided, that this Section 6.2.2 shall apply to such assignee.
               (c) Termination. Section 6.2.2 shall terminate for all purposes upon the first grant to a Third Party by Amicus of rights to Commercialize an [***] for [***]’s in accordance with this Section 6.2.2; and in any case this Section 6.2 (including both Sections 6.2.1 and 6.2.2 but not Section 6.2.1(e)) shall expire [***] after the First Commercial Sale of [***] (or, if earlier, another Licensed Product containing [***]) within the Field in a Primary Market country in the Shire Territory, after which time Amicus shall have no further obligation and Shire shall have no further rights under this Section 6.2.
     6.3 Related Products.
          6.3.1 Related Product Notice. At least thirty (30) days prior to dosing the first patient in the first human clinical trial of a Related Product within the Field, Amicus shall notify Shire in writing, which notice shall include a copy of the IND submitted to the FDA or other applicable Regulatory Authority for such trial (a “Related Product Notice”), subject to Section 6.3.6. For purposes hereof, “Related Product” is defined as a small molecule that selectively binds to the active site of (a) a-galactosidase A for the treatment or prevention of Fabry Disease, (b) b-glucocerebrosidase for the treatment or prevention of Gaucher Disease, (c) a-glucosidase for the treatment or prevention of Pompe Disease or (d) to the extent the Parties agree pursuant to Section 6.1.5 to expand the Field for a Compound and agree to add an additional target for such Compound, such other target for such indication, and in each such case whose primary therapeutic activity results from such selective binding, provided, that the restrictions of this Section 6.3 shall not apply to [***] for [***]’s or a Licensed Product being Commercialized pursuant to this Agreement. Each of the enzymes referenced under clauses (a), (b), (c) and (d) of this Section 6.3.1 is referred to herein as a “Target.”
          6.3.2 Related Product Opt-In Right. Shire shall have the right, exercisable [***] after receiving the Related Product Notice (the “Related Product Opt-In Period”), to designate that (a) the active pharmaceutical ingredient of such Related Product shall be added as a Compound hereunder, (b) the formulation described in the IND included in the Related Product Notice shall be added as a Licensed Product hereunder and (c) the Field with respect to such Licensed Product shall be limited to the specific disease for which such Related Product is being developed (i.e., Gaucher Disease, Fabry Disease or Pompe Disease or such other indication as is then included in the Field under Section 6.1.5, as applicable) (the “Related Product Opt-In Right”).
          6.3.3 Exercise. To exercise the Related Product Opt-In Right with respect to a Related Product, Shire shall deliver written notice to Amicus of such exercise within the Related Product Opt-In Period for such Related Product, and shall promptly reimburse Amicus for [***] of the costs incurred by Amicus outside the Development Plans that are specifically attributable to the
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Development of such Related Product prior to such exercise, determined in accordance with Section 6.5.4.
          6.3.4 Development Plan. Upon such timely exercise of the Related Product Opt-In Right, the JDC and JSC shall promptly establish a new Development Plan for such Related Product (i.e., as a Licensed Product).
          6.3.5 Milestone Payments and Royalties. Following exercise of the Related Product Opt-In Right, Shire shall pay to Amicus royalty payments under Section 7.3 with respect to such Related Product as a Licensed Product. In addition, Shire shall pay to Amicus an additional set of Milestone payments for such Related Product, in an amount equal to [***] of the amounts for the achievement of the same events as provided for the first Licensed Product Developed for the same Field under Section 7.2.1, provided, that such payments shall not be due until the first Regulatory Approval of the first Licensed Product for the same disease within the Field as that of such Related Product. For clarity, upon Regulatory Approval of the first Licensed Product in a particular Field, payments for Milestones (as provided in this Section) for a Related Product previously achieved shall be due to Amicus.
          6.3.6 Related Products to be Commercialized Solely in the Amicus Territory. Notwithstanding the foregoing, the Related Product Opt-In Right shall not apply with respect to a particular Related Product that Amicus elects to Commercialize solely in the Amicus Territory throughout the Term. Accordingly, if Amicus notifies Shire in writing that it has made the election not to Commercialize such Related Product in the Shire Territory, the Related Product Opt-In Right, and this Section 6.3, shall not apply to such Related Product; provided that if Amicus makes such election under this Section 6.3.6, Amicus shall not Commercialize such Related Product (for so long as the same remains a Related Product) in the Shire Territory prior to the end of the [***] period following Regulatory Approval in the Shire Territory of the first Licensed Product for such disease within the Field.
     6.4 Termination by JSC; Back-Up Compounds.  The JSC may, from time to time, terminate the Development of a Licensed Product for the Shire Territory or the Amicus Territory , in accordance with Section 6.4.1.
          6.4.1 Termination of Development in Shire Territory or Amicus Territory. If, at the request of a Party (the “Requesting Party”), the JSC determines that it is not commercially reasonable to continue to Develop and/or to Commercialize a Licensed Product in the Requesting Party’s Territory (regardless of whether it is commercially reasonable to do so in the other Party’s Territory), then such Licensed Product shall be terminated in the Requesting Party’s respective Territory (i.e., the Shire Territory if Shire is the Requesting Party and the Amicus Territory if Amicus is the Requesting Party). Upon such termination:
               (a) If such termination is with respect to the Amicus Territory only, then: (i) the Licensed Product that was the subject of such termination shall remain a Licensed Product for all purposes of this Agreement and shall not revert to Amicus by reason of such termination, and the
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

provisions of Sections 6.4.2 and 6.4.3 shall not apply with respect to such termination; (ii) Shire shall have the right to continue Developing and to Commercialize such Licensed Product as an Independent Project outside the Development Plans in the Shire Territory at its own expense (which costs shall not be shared under Section 7.4.1); (iii) Amicus’ obligations under Sections 4.1 and 4.2, and under the Development Plan for such Licensed Product (to the extent such Development Plan applies to such Licensed Product), shall terminate, subject to Amicus using Commercially Reasonable Efforts to transition any such Development activities that relate to Development and/or Commercialization of such Licensed Product in the Shire Territory to Shire; and (iv) Amicus’ obligation to supply such Licensed Product under Article 8 shall terminate on the second anniversary of such termination or such earlier date as Shire establishes an alternative source of supply for such Licensed Product, during which period Amicus shall cooperate reasonably to transition to Shire or its designee the Manufacture of such Licensed Product. In the event of termination for the Amicus Territory only under this Section 6.4.1(a), Amicus shall not Develop or Commercialize such Licensed Product or the Compound contained therein anywhere in the Territory during the remaining Term for so long as the same remains a Licensed Product; or
               (b) If such termination is with respect to the Shire Territory, then such Licensed Product shall cease to be a Licensed Product and the provisions of Sections 6.4.2, 6.4.3 and 6.4.4 shall apply (in which case such Licensed Product shall be deemed a Terminated Product), and Shire shall use Commercially Reasonable Efforts to transition any Development activities that relate to Commercialization of such Licensed Product in the Amicus Territory to Amicus. For clarity, Shire shall have no further obligations under this Agreement with respect to such Licensed Product under Sections 4.1 and 4.2, the Development Plan for such Licensed Product, and Article 5.
          6.4.2 Intentionally Omitted.
          6.4.3 Reversion.
               (a) In the event a Licensed Product ceases to be a Licensed Product pursuant to Section  6.4.1(b) or 7.2.5, or Section 15.3.2, (i) such Licensed Product shall be deemed a “Reverted Product” under Section 15.5.2, (ii) the Compound contained therein shall cease to be a Compound for all purposes of this Agreement to the extent no other Licensed Product containing such Compound is actively being Developed (including clinical Development) or Commercialized by Shire hereunder, (iii) Shire shall have no further rights under Section 4.3.2 with respect to clinical trials involving such Licensed Product, (iv) Amicus shall have no further obligations under Article 8 with respect to such Licensed Product, (v) Shire shall have no further prosecution, maintenance and enforcement rights under Sections 10.2 and 10.3 with respect to Patent Rights specifically directed to such Licensed Product, (vi) Shire shall have no further rights under Section 14.5 with respect to such Licensed Product, and (vii)  the provisions of Sections 15.5.2(a), (c), (d), (e), (f), (g) and (h) shall then apply with respect to such Licensed Product as if this Agreement had terminated under Section 15.3.1. For clarity, Shire shall have no further obligations under this Agreement with respect to such Licensed Product under Sections 4.1 and 4.2, the Development Plan for such Licensed Product, and Article 5.
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

               (b) In addition, subject to subsection (iv) below, in the event of such reversion:
                    (i) with respect to Amigal, then Fabry Disease (plus any additional indication for DGJ included within the Field pursuant to Section 6.1.5) shall thereafter be excluded from the definition of Field; and the compounds and products described in Section 6.3.1(a) shall cease to be Related Products;
                    (ii) with respect to Plicera, then Gaucher Disease (plus any additional indication for [***] included within the Field pursuant to Section 6.1.5 or Section 6.2) shall thereafter be excluded from the definition of Field; the obligations under Sections 6.2.1 and 6.2.2 shall terminate; and the compounds and products described in Section 6.3.1(b) shall cease to be Related Products; and
                    (iii) with respect to AT2220, then Pompe Disease (plus any additional indication for DNJ included within the Field pursuant to Section 6.1.5) shall thereafter be excluded from the definition of Field; and the compounds and products described in Section 6.3.1(c) shall cease to be Related Products; in each of subsections (i) and (ii) above and this subsection (iii), for all purposes of this Agreement.
                    (iv) Notwithstanding the foregoing, if (x) a salt, enantiomer, metabolite or polymorph of such Compound is then actively being Developed (including clinical Development) or being Commercialized, or (y) an additional Compound has been added to this Agreement under Sections 6.3 or 6.4.4 (or 1.5.4) for a disease described in subsection (b)(i), (ii) or (iii) above and such Development is continuing under a Development Plan or as an Independent Project (or a Licensed Product is being Commercialized hereunder for such disease), then in either such case such disease shall not be deemed excluded from the Field under this Section 6.4.3 unless such Compound becomes a Reverted Product; and in the case of subsection (ii) if another Licensed Product containing [***] is actively being Developed (including clinical Development) or Commercialized hereunder, then Sections 6.2.1 and 6.2.2 shall not terminate pursuant to subsection (ii) above.
          6.4.4 Back-Up Compounds.
               (a) Back-Up Compound Opt-In Right. If a Licensed Product is terminated pursuant to Section 6.4.1(b) or 6.4.2 (a “Terminated Product”) and at such time there is no other Licensed Product containing the same Compound as the Terminated Product being Developed hereunder for the disease within the Field to which such Terminated Product was directed, then upon request by Shire, the JSC shall take the actions set forth in this Section 6.4.4 to select a Back-Up Compound (as defined below) to be added as a Compound hereunder (the “Back-Up Compound Opt-In Right”). For purposes hereof, a “Back-Up Compound” shall mean an active pharmaceutical ingredient Controlled by Amicus:
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                    (i) that is a Related Product for the same Target and disease within the Field as the applicable Terminated Product (e.g., a Related Product described in Section 6.3.1(a), if the Terminated Product was being Developed for Fabry Disease); and
                    (ii) that is either (x) referenced on Exhibit 6.4.4 hereto, (y) (A) for which Amicus has performed or is performing human clinical trials for such disease within the Field, or (B) for which Amicus first initiates such a human clinical trial within three (3) years after the date of such termination, or (z) a pre-clinical compound for which Amicus has performed at least one (1) study in an animal model in the Field that Amicus has not designated as a candidate for Development outside the Field.
               (b) Notice. Promptly following termination of a Licensed Product as described in this Section 6.4.4(a)Amicus shall provide the JSC and Shire with a description of the Back-Up Compound(s) in existence at the time of such notice. If Shire exercised the Back-Up Compound Opt-In Right but the JSC does not select any of the Back-Up Compounds in existence at such time, and Amicus within three (3) years after the date of such termination initiates a human clinical trial of a Back-Up Compound within the Field, then Amicus shall notify the JSC at least thirty (30) days before initiating the first such trial or conducting the first such pre-clinical animal study of the first such Back-Up Compound (each of the notices in (i) and (ii), a “Back-Up Compound Notice”).
               (c) Exercise. To exercise the Back-Up Compound Opt-In Right, Shire shall notify Amicus and the JSC in writing of such exercise within [***] after its receipt of the Back-Up Compound Opt-In Notice (the “Back-Up Opt-In Exercise Period”). Upon Shire’s timely exercise of the Back-Up Compound Opt-In Right, the JSC may select one such Back-Up Compound to be included in the Development Plan pursuant to such Back-Up Compound Opt-In Right provided, that the JSC may select multiple Back-Up Compounds from those referenced in Exhibit 6.4.4. It is understood that the JSC (rather than Shire) shall select the Back-Up Compound to be added as a Compound pursuant to such Back-Up Compound Opt-In Right. Upon the JSC’s selection, and Shire’s acceptance, of the Back-Up Compound:
                    (i) such Back-Up Compound shall become a Compound hereunder, and the Field with respect to Licensed Products containing such Compound shall be the same disease within the Field for the applicable Terminated Product;
                    (ii) Shire shall promptly reimburse Amicus for [***] of the costs incurred by Amicus outside the Development Plans that are specifically attributable to the Development of such Back-Up Compound during the period prior to such exercise, determined in accordance with Section 6.5.4;
                    (iii) any unpaid milestone payments under Section 7.2.1 with respect to the applicable Terminated Product shall be payable upon achievement of such Milestone by a Licensed Product containing such Back-Up Compound; and
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                    (iv) Amicus may elect, within [***] following such Back-Up Compound becoming a Compound, to terminate Development and Commercialization of such Compound and any Licensed Product containing such Compound in the Amicus Territory provided, Amicus shall not have the right to terminate a Back-Up Compound selected by the JSC, if Amicus had proposed that the JSC select such Back-Up Compound.
               (d) Failure to Exercise. If (i) Shire does not exercise the Back-Up Compound Opt-In Right with respect to a particular Terminated Product within the applicable Back-Up Opt-In Exercise Period, (ii) no Back-Up Compound is designated as a Compound under this Section 6.4.4 with respect to the Terminated Product within three (3) years following the date such Terminated Product is terminated under Section 6.4.1(b) or 6.4.2, or (iii) Shire does not accept the Back-Up Compound selected by the JSC within [***] of the selection of the JSC, then in any such case the Back-Up Compound Opt-In Right, and the provisions of this Section 6.4.4, shall terminate with respect to that Terminated Product and all Back-Up Compounds directed to the disease within the Field with respect to which such Terminated Product was directed, provided, Shire shall be deemed to have accepted the Back-Up Compound selected by the JSC, if Shire had proposed that the JSC select such Back-Up Compound.
     6.5 Additional Terms Regarding Related Product/Back-Up Compound Opt-In Rights.
          6.5.1 Confirmation of Termination. In the case of a JSC vote to terminate a Licensed Product under Section 6.4.1 or 6.4.2, each Party’s vote on the JSC must be reflected in a written notice signed by both the Committee Co-Chair and the Chief Executive Officer of such Party.
          6.5.2 Additional Know-How. During the Related Product Opt-In Period and the sixty (60) day period after each Back-Up Compound Notice, Amicus shall provide Shire with reasonable access to other Data and Know-How Controlled by Amicus with respect to the Related Product or Back-Up Compound(s) contained in the applicable Related Product Opt-In Notice or Back-Up Compound Notice. However, notwithstanding anything herein to the contrary, unless such Related Product or Back-Up Compound becomes a Licensed Product or Compound in accordance with Section 6.3 or 6.4, Shire shall not have the right to use, and shall not use, such Know-How pertaining to such Related Product or Back-Up Compound provided to it pursuant to this Section 6.5.2 or otherwise to obtain Regulatory Approval of, or to Commercialize, any product.
          6.5.3 Transition of Development Following Exercise of Opt-In Right. Following exercise of the Related Product Opt-In Right or the selection of a Back-Up Compound upon exercise of the Back-Up Compound Opt-In Right, Amicus shall continue performing further activities related to the Development of such Related Product or Back-Up Compound, as applicable, in accordance with Amicus’ own Development plans for a period of up to one (1) year after the exercise of such Related Product Opt-In Right or selection, respectively, or until such earlier time as the JSC establishes such new Development Plan. Thereafter, the further Development of such Licensed Product shall be conducted in accordance with such Development Plan, as modified by the JSC from time to time. All costs reasonably incurred by Amicus in performing such activities (i.e., those after
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Shire’s exercise of the applicable Opt-In Right, but prior to the JSC’s establishment of a new Development Plan), and those conducted pursuant to the new Development Plan so established, shall be shared in accordance with Section 7.4.1. Following exercise of the Related Product Opt-In Right or Back-Up Compound Opt-In Right, and adoption of the new Development Plan, the Parties shall use Commercially Reasonable Efforts to ensure an orderly transition and uninterrupted Development of the Related Product or Back-Up Compound that was the subject of such Opt-In Right, respectively.
          6.5.4 Regarding Amount of Reimbursement. With respect to the calculation of costs to be reimbursed under Sections 6.3.3, 6.4.4(c)(ii) or 6.5.3, internal Development costs shall be determined by applying the FTE Rate used under the Development Plans for the same period. In the event of a dispute as to the costs to be reimbursed under such Sections, the matter shall be resolved by the JSC; and in such case, prompt reimbursement shall be made in the amount described above with respect to any undisputed amounts and any disputed amounts shall be promptly reimbursed upon resolution of such dispute by the JSC or pursuant to Section 16.8.
          6.5.5 Term of Related Product and Back-Up Compound Opt-In Rights. Within thirty (30) days after the first Regulatory Approval of a Licensed Product in the first Primary Market of the Shire Territory, Section 6.3 and Section 6.4.4 shall each terminate with respect to all Related Products, and all Back-Up Compounds, directed to the same disease within the Field as such Licensed Product. For example, upon the first Regulatory Approval for Amigal, (a) Shire would have no further Related Product Opt-In Right with respect to any small molecule that selectively binds to the active site of a-galactosidase A for the diagnosis, treatment or prevention of Fabry Disease and (b) Shire would have no further Back-Up Compound Opt-In Right if Amigal (or any other Licensed Product being developed for Fabry Disease) thereafter becomes a Terminated Product.
     6.6 Independent Development and Commercialization of Related Products.
          6.6.1 Neither Party shall, directly or indirectly, Commercialize a Related Product within the Field in the Shire Territory until [***] after the First Commercial Sale in the first Primary Market country in the Shire Territory of the Licensed Product directed toward the same Target as such Related Product. In addition, unless the Parties agree otherwise, Shire shall not and, solely with respect to a Related Product for which Amicus has elected solely to Commercialize in the Amicus Territory under Section 6.3.6, Amicus shall not, directly or indirectly, Develop such a Related Product prior to such First Commercial Sale; provided that such restriction shall apply neither to non-clinical Development activities, nor to clinical trials in healthy volunteers, with respect to a Related Product.
          6.6.2 For clarity, it is understood that Section 6.3 through 6.5 above shall not apply with respect to [***] for [***]’s or other products outside the Field.
     6.7 Reservation.  For clarity, is understood that, except as expressly provided in Section 4.3.2, this Agreement shall not be deemed to limit Amicus’ right to Manufacture, Develop,
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Commercialize and otherwise use, import or exploit (a) Compounds or Licensed Products for use within or outside the Field within the Amicus Territory, or (b) subject to Sections 6.2.1 and 6.2.2 above, an [***] for [***]’s for use in the Shire Territory.
ARTICLE 7
PAYMENTS, ROYALTIES AND THE SHARING OF DEVELOPMENT COSTS
     7.1 License Fee.  Shire shall pay to Amicus a license fee in the amount of Fifty Million Dollars ($50,000,000), within three (3) Business Days after the Effective Date, in accordance with Section 7.6. The license fee set forth in this Section 7.1 shall not be refundable or creditable against any future milestone payments, royalties or other payments by Shire to Amicus under this Agreement.
     7.2 Milestone Payments
          7.2.1 Development Milestone Payments. Shire shall pay to Amicus the Milestone payments set forth below following the first achievement by Amicus or Shire, or any of their Affiliates or Sublicensees, of the corresponding Milestone event set forth below with respect to a Licensed Product:

Milestone Event	Milestone Payment Amount

[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
For purposes of clarity, the above payments for achievement of a Milestone shall only be paid once under this Section 7.2.1 irrespective of how many Licensed Products achieve such Milestones. For clarity, additional milestones may be due pursuant to Sections 6.2.1(c) and 6.3.5.
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          7.2.2 Net Sales Milestone Payments. In addition, Shire shall pay to Amicus the Milestone payments set forth below at such time as the aggregate annual Net Sales of all Licensed Products during a particular calendar year first reaches the following amounts in the Shire Territory:

Aggregate Annual Net Sales of All Licensed
Products in the Shire Territory	Milestone Payment Amount

$[***]	$[***]
$[***]	$[***]
$[***]	$[***]
$[***]	$[***]
Notwithstanding anything herein, in no event shall any two Milestone payments under this Section 7.2.2 be due in the same calendar year; [***]. For purposes of clarity, the above payments for achievement of a Milestone under this Section 7.2.2 shall only be paid once under this Agreement.
          7.2.3 Reports and Payments. Each Party shall notify the other Party of its achievement of any of the foregoing milestone events under Sections 7.2.1 and 7.2.2 (each, a “Milestone”) and Amicus shall provide Shire an invoice of such Milestone achievement, and payment of the amount corresponding to such Milestone, except as expressly provided otherwise in Section 7.2.2, shall be due within fourteen (14) Business Days of receipt by Shire of an invoice of such achievement. For the avoidance of doubt, the Milestone payments set forth in this Section 7.2 shall not be creditable against any future Milestone payments, royalties or other payments by Shire to Amicus under this Agreement.
          7.2.4 Certain Terms. For purposes of the milestone payments due under Section 7.2.1:
(a)	[***].

(b)	[***].

(c)	[***].

(d)	[***].

(e)	[***].
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

               (f) For purposes of this Article 7, a [***] shall be deemed to constitute a [***] if the JDC determines to proceed with filing an [***] based upon the use of Data from such [***] as a pivotal trial.
               (g) A Milestone shall be deemed achieved for Fabry Disease, Gaucher Disease or Pompe Disease if the Milestone is met for an indication involving such disease.
               (h) If, upon first achievement of a particular Milestone under Section 7.2.1 above with respect to a particular Licensed Product, the amounts corresponding to any Milestone with respect to such Licensed Product that precede such Milestone in the table under Section 7.2.1 above have not been previously paid, then such previous amounts that have not been paid shall also become due and payable subject to Section 7.2.2.
          7.2.5 Reversion. Notwithstanding the foregoing, if at the time the first Regulatory Approval is obtained for a Licensed Product in the first Primary Market country in the Shire Territory where (a) neither the sale nor use of such Licensed Product is covered by a Valid Claim and (b) such Licensed Product has no regulatory or orphan drug exclusivity in such Primary Market country, Shire may within thirty (30) days of such Regulatory Approval elect to (i) terminate this Agreement in its entirety with respect to such Licensed Product, under Section 15.3.2, in which case the Milestone payment for Regulatory Approval under Section 7.2.1 shall not be due for such Licensed Product irrespective of Section 7.2, (ii) terminate this Agreement with respect to such Licensed Product for the European Union only by providing notice as such and further no Milestone payment for such Regulatory Approval shall be due at such time for such Licensed Product irrespective of Section 7.2 or (iii) pay the Milestone payment for Regulatory Approval and continues as otherwise provided in the Agreement. In the event Shire elects subsection (ii) above, upon Regulatory Approval in the (x) first Secondary Country, Shire shall pay [***], (y) second Secondary Country, Shire shall pay [***] and (z) remaining Secondary Country, Shire shall pay [***], in each case of the Milestone payment that would have been paid upon the Regulatory Approval of such Licensed Product had Shire not made its election to terminate this Agreement with respect to such Licensed Product for the European Union. “Secondary Country” shall mean any one of the following: Japan, Brazil or Israel. In the event Shire elects (ii), then the European Union shall thereafter be included in the Amicus Territory with respect to such Licensed Product; and Section 6.4.3 above shall apply to such Licensed Product with respect to the European Union (and in the event of any dispute as to how Section 6.4.3 would apply in such case, the matter shall be determined by the JSC).
          7.3 Royalties.  Subject to this Section 7.3, Shire shall pay to Amicus royalties at the following rates on the Annual Net Sales (as defined below) by Shire, its Affiliates and its Sublicensees of each Licensed Product:
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Royalty Tier	Annual Net Sales of Each Licensed Product	Royalty Rate

1	Portion up to and including $[***]	[***]%
2	Portion above $[***] and up to and including $[***]	[***]%
3	Portion above $[***] and up to and including $[***]	[***]%
4	Portion above $[***]	[***]%
          7.3.1 Calculation. For such purposes, “Annual Net Sales” means total Net Sales of a particular Licensed Product in a particular calendar year for which royalties are due pursuant to this Agreement. For purposes of this Agreement, units of Licensed Products shall be considered sold, and the corresponding Net Sales shall be deemed to have accrued, when revenue is recognized in accordance with U.S. GAAP.
          7.3.2 Generic Competition Reduction. Notwithstanding the foregoing, if there is Generic Competition in a Calendar Quarter in a country within the Shire Territory with respect to a Licensed Product, the royalties due on sales of Licensed Product for such Calendar Quarter in such country shall be reduced as follows:

Percentage of Generic Competition in	Royalty Reduction on Net Sales from
a Country	such Country

>[***]% <[***]%	[***]%
= [***]% <[***]%	[***]%
= [***]%	[***]%
     “Generic Competition,” with respect to a Licensed Product in a country in the Shire Territory, shall exist after one or more Generic Versions of such Licensed Product are being marketed in such country. The percentage of Generic Competition in a country shall be calculated by dividing the aggregate unit volume of Generic Version(s) of such Licensed Product by the total prescription unit volume of such Licensed Product and such Generic Version(s) combined, in the aggregate, in such country in a calendar quarter (as measured by a Scott-Levin Associates audit or other mechanism determined by the JSC); and “Generic Version” shall mean a product that: (x) (1) with respect to the European Union or Japan [***] and (2) with respect to all other countries in the Shire Territory has the same active ingredient as the Compound in the Licensed Product and is legally substituted by pharmacies in such country for the Licensed Product [***].
     The adjustment under this Section 7.3.2 shall be reconciled at the end of each calendar year to take into account the total volume for the year of the particular Generic Version and such Licensed Product and the royalty rate applicable for such calendar year under this Section 7.3.2 as
          [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

determined by the JSC (such that total adjustment for the year shall be calculated on annual basis for such calendar year).
          7.3.3 Gross Margin Adjustment.
               (a) In the event that Shire’s average Gross Margin (as defined below) for a particular Licensed Product during any calendar quarter is less than [***]%, the difference between such average Gross Margin and [***]% shall be offset against the royalties otherwise payable with respect to such Licensed Product during such calendar quarter pursuant to Section 7.3 above, provided, however, that in no event shall: (a) the total royalty rate under Section 7.3 be reduced by more than [***]%, or (b) the royalty rate under Royalty Tier 1 be reduced to less than [***]%; and in any event there shall be no such reduction, under this Section 7.3.3, of the royalty rates under Royalty Tiers 3 and 4.
               (b) For purposes hereof:
                    (i) “Gross Margin” is defined as the Net Sales of such Licensed Product less the Manufacturing Cost (as defined below) of such Licensed Product for the units of Licensed Product whose sale generated the Net Sales for the period in question, provided, however, that for purposes of calculating Shire’s Gross Margin under this Section 7.3.3, Shire’s Manufacturing Cost shall be deemed not to exceed Amicus’ Manufacturing Cost for the same Licensed Product during the same period; and
                    (ii) “Manufacturing Cost” is defined as, with respect to a Licensed Product sold by a Party: (A)(1) the amount paid by such Party for such Licensed Product manufactured by a Third Party or (2) the cost of direct materials and direct labor for such Licensed Product manufactured by such Party or its Affiliate, plus a reasonable allocation of direct manufacturing overhead, not to exceed [***] of such materials and labor costs; (B) the net cost or credit to such Party of any value-added taxes or duties actually paid or utilized on account of such materials; (C) out-of-pocket transportation costs, including clearance and storage of such materials (if necessary), and transit insurance on account of such materials; (D) the costs of reasonable quantities of material destroyed in quality control testing on account of such Licensed Product (as such costs are calculated under clauses (A) through (C) above); and (E) in the case of a Licensed Product manufactured by a Third Party, the internal costs of such Party pertaining to the procurement of such materials (e.g., for quality assurance and quality control activities), not to exceed [***] of the Manufacturing Cost of such Licensed Product.
     7.3.4 Third Party Royalties. If Shire is required (a) to enter into an agreement to license or acquire rights under Third Party Patent Rights that are necessary to use, import, Manufacture or Commercialize (i) a Compound contained in a Licensed Product or (ii) the Licensed Products as existing as of the Effective Date and (b) pursuant to such agreement, to pay to a Third Party royalties or other payments in order to use, import, Manufacture or Commercialize a Licensed Product within the Field in a country of the Shire Territory, then Shire may deduct up to [***] of the commercially reasonable royalty or other payments payable to such Third Party from the royalty
          [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

thereafter payable to Amicus under Section 7.3 above with respect to such Licensed Product in such country, provided that the royalty paid to Amicus shall not be [***] of what Amicus would have received otherwise pursuant to the terms of this Agreement; provided, further, that this Section 7.3.4 shall not apply to Patent Rights listed on Schedule 7.3.4. In the event of a dispute between the Parties whether such Third Party license is required, such dispute shall be resolved by the JSC based upon the well reasoned opinion of qualified independent patent counsel retained by the JSC.
          7.3.5 Reports and Royalty Payment. Within ten (10) Business Days after the end of each calendar quarter, Shire shall deliver to Amicus a report setting out all details necessary to calculate the royalty payments due under this Section 7.3 with respect to Net Sales made in that calendar quarter, including:
               (a) units of Licensed Products sold in the Shire Territory during the relevant calendar quarter [***];
               (b) gross sales of Licensed Products in the Shire Territory in the relevant calendar quarter [***], including the gross sales price of each Licensed Product;
               (c) Net Sales of Licensed Products in the relevant calendar quarter on a country-by-country basis;
               (d) all relevant deductions in accordance with Section 1.25 and this Section 7.3;
               (e) all relevant exchange rate conversions; and
               (f) such other information as requested by Amicus regarding the Commercialization of Licensed Products in the Shire Territory as necessary to satisfy Amicus’ reporting obligations to its licensors under the Existing In-Licenses.
     Any amounts due under this Section 7.3 for such calendar quarter shall be paid within thirty (30) days after the end of such calendar quarter.
          7.3.6 Royalty Term. The obligation of Shire to pay royalties pursuant to this Section 7.3 shall continue for each Licensed Product, on a Licensed Product-by-Licensed Product and country-by-country basis, until the latest of:
               (a) Expiration of the last to expire Valid Claim covering the use, importation, or sale of such Licensed Product in the country of sale;
               (b) The loss of all regulatory exclusivity (including orphan drug exclusivity) to market such Licensed Product in such country; or
               (c) Fifteen (15) years after the First Commercial Sale of such Licensed Product in such country.
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     7.4 Development Cost Sharing7.4.1 Development Costs. Subject to the terms and conditions of this Agreement, each Party shall be responsible for fifty percent (50%) of all Development Costs incurred in accordance with the Development Plans.
          7.4.2 Cost Overruns. With respect to Development Costs to be shared by the Parties under Section 7.4.1 above, if the total Development Costs incurred by a Party (such party, the “Spending Party”) in a calendar year exceed the costs budgeted for such Party in the applicable then current Development Plan, then the other Party shall continue to bear its share of such costs under Section 7.4.1 above, notwithstanding such overrun, up to its share of [***] of the budgeted amounts (the “Permitted Overrun”), but such other Party shall not be responsible for its share of such aggregate costs in excess of the Permitted Overrun (the “Excess Costs”), without the approval of the JSC, which shall not be unreasonably withheld.
          7.4.3 Commercialization Costs. For clarity, it is understood that each Party shall be responsible for all Commercialization costs incurred by such Party.
          7.4.4 Procedure for Sharing Development Costs.
               (a) Each Party shall calculate and maintain records of all Development Costs incurred by it in accordance with Section 7.8.
               (b) So that the Parties will share equally the Development Costs incurred in accordance with the Development Plans pursuant to Section 7.4.1 above, balancing payments shall be made as follows: On or before the fifteenth day of each month, the Party who is budgeted to incur the lesser amount of Development Costs during such month (as reflected in the then current Development Plans) (the “Reimbursing Party”) shall pay to the other Party (the “Receiving Party”) an amount equal to (i) fifty percent (50%) of the Development Costs budgeted to be incurred by the Receiving Party during such month, less (ii) fifty percent (50%) of the Development Costs to be incurred by the Reimbursing Party during such month, all in accordance with the Development Plans then in effect. Unless otherwise specified in the applicable Development Plan, amounts budgeted thereunder for a period exceeding the length of a month will be deemed budgeted in equal amounts for each month within such period. Within ten (10) days following the last day of each month during any period in which activities are being performed under a Development Plan hereunder, each Party shall provide to the other a good faith estimate of the Development Costs actually incurred by such Party during the month then ended, in a form determined by the JDC.
               (c) The Parties shall use good faith efforts to keep each other apprised of variances in Development budgets and to notify each other with respect thereto.
               (d) Within thirty (30) days following the last day of each calendar quarter (March 31, June 30, September 30, and December 31) during the Term, the Parties shall reconcile the advanced payments made in accordance with paragraph (b) above with the Development Costs actually incurred to date by each Party, and within such thirty (30) day period the Parties shall make such balancing payment(s) as are necessary to achieve the result that each Party has funded fifty
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

percent (50%) of the total Development Costs through such March 31, June 30, September 30 or December 31 date, as applicable.
               (e) Any dispute regarding Development Costs under this Section 7.4 shall be resolved by the JDC. The existence of any dispute regarding Development Costs or any other matter under this Section 7.4 shall not relieve a Party of its obligation to continue to pay prospectively each month its allocated portion of Development Costs in accordance with this Section 7.4 and the Development Plans. In the event of any such dispute, any undisputed amount shall be paid within the time periods specified in this Section 7.4, and the Party disputing any amount shall pay to the other Party within such time periods [***] of the disputed amount.
          7.4.5 Funding Under Initial Development Plans. It is understood that, beginning upon the Effective Date, the Parties will fund in accordance with this Section 7.4 the Development Costs incurred by Amicus under the initial Development Plans attached as Appendix 4. The Parties acknowledge, however, that the number of FTEs reflected in such initial Development Plans has not been agreed as of the Effective Date. Accordingly, if the final Development Plans established in accordance with Section 4.2.5(b) provide for fewer FTEs than those reflected in such initial Development Plans (or if the Parties sooner agree on a lower number of FTEs), then Shire shall receive a credit for its portion of the costs of such excess FTEs reimbursed by Shire under this Section 7.4, in the amount of one half of the FTE Rate multiplied by the number of such excess FTEs, prorated for the period of time from the Effective Date until the date such final Development Plans are so approved. Such credit shall be applied in equal monthly amounts over the first six months following the approval of such final Development Plans.
     7.5 Payments under Existing In-Licenses.
          7.5.1 Generally. Other than as specifically provided in Sections 7.5.2, 7.5.3. 10.2.1 and 10.2.2 below, Shire shall have no responsibility for Third Party payments due with respect to the Development, Manufacture or Commercialization of the Licensed Products under the Existing In-Licenses, and such payments shall be borne solely by Amicus.
          7.5.2 Royalty Reductions. Amicus shall be responsible for paying any royalties owed to Third Parties under Amicus’ Existing In-Licenses. However, during the royalty term (as determined under Section 7.3.6) where a reduction of royalties due to Amicus under Section 7.3 with respect to a Licensed Product in a country of the Shire Territory occurs under Sections 7.3.2, 7.3.3, 7.3.4, 7.3.6 or 15.5.4 of this Agreement [***] with respect to sales of such Licensed Product in such country, Shire shall promptly reimburse Amicus [***]. If, with respect to a Licensed Product, upon the [***] Amicus continues to be obligated to make royalty payments to a Third Party under an Existing In-License with respect to sales of such Licensed Product in such country, then (x) Amicus shall promptly notify Shire of the amount of such royalty rate for sales of such Licensed Product and the period for which it is obligated to make such payments in such country and (y) within thirty (30) days after receipt of such notice Shire shall notify Amicus of its election to (1) terminate its sublicense under such Existing In-License in which case such sublicense will terminate whereby no further royalties shall be due from Shire for sales of such Licensed Product in such country or (2)
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

make royalty payments to Amicus for the amounts owed by Amicus under such Existing In-License for the period so specified in the notice provided under subsection (y) above and at the lower of the royalty rate so specified in such notice and the applicable rate specified in subsection (b) above.
          7.5.3 Sublicenses. In the event that the granting of a Sublicense under the rights granted to Shire under Section 2.1 triggers any payment obligation by Amicus under any Existing In-License (other than the payment of running royalties), Shire shall be responsible for, and shall promptly pay to Amicus upon request, any such amounts when they become due.
     7.6 Other Payment Terms.
          7.6.1 Payment Method. All payments between the Parties under this Agreement (including, without limitation, the payments due under this Article 7) shall be made by bank wire transfer in immediately available funds to an account designated by the Party to which such payments are due. All payments due under this Agreement which are not timely paid shall bear interest to the extent permitted by Law at a rate equal to the U.S Prime Lending Rate, as quoted in The Wall Street Journal (U.S. Eastern Edition), effective for the date on which the payment was due. This Section 7.6.1 shall in no way limit any other remedies available to the Parties.
          7.6.2 Currency. All dollar amounts in this Agreement are stated in, and all payments under this Agreement shall be made in, United States Dollars. With respect to amounts invoiced or incurred in a currency other than United States Dollars, (i) for calculation of Net Sales, the amount in foreign currencies shall be converted into United States Dollars using the average rate of exchange for such currencies for the relevant month as sourced from www.oanda.com, and (ii) for calculation of all other sums due under this Agreement, the amount in foreign currencies shall be converted into United States Dollars using the exchange rate for such currencies for the date of the respective invoice and where such exchange rate shall be the mid-price exchange rate taken from Bloomberg as published on the date of the relevant invoice or such other publication as may be mutually agreed between the Parties.
     7.7 Taxes
          7.7.1 Notice. Each Party will provide the other Party with reasonable advance notice of tax withholding obligations to which it reasonably believes that it is subject. Any withholding or other taxes that either Party is required by law to withhold or pay on behalf of the other Party, with respect to any payments to such other Party hereunder or any of the Related Agreements, shall be deducted from such payments and paid to the appropriate tax authority contemporaneously with the remittance to the other Party, provided, however, that the withholding Party shall furnish the other Party with proper evidence of the taxes so paid. Each Party shall cooperate with the other and furnish the other Party with appropriate documents to secure application of the most favorable rate of withholding tax under Law (or exemption from such withholding tax payments, as applicable), and, at the request of the payee Party, payment of any amount subject to withholding shall be deferred until the appropriate documents have been furnished.
          7.7.2 Certain Taxes.
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

               (a) Notwithstanding Section 7.7.1 above, subject to compliance with Section 7.7.2(b) and (c) below any payments to Amicus hereunder shall be made free and clear of, and Shire shall indemnify and hold Amicus harmless against, any Irish tax (whether withheld at the source or otherwise) imposed on or in relation to any payment made under this Agreement that would not have arisen had the paying entity been a corporation formed under the laws of the United States; provided, however, that Shire shall not be required to indemnify Amicus for Irish taxes imposed on the net income of Amicus by reason of Amicus (or its successors under Section 16.1 below) having (or having attributable to it) a permanent establishment, branch, agency or Irish tax resident corporation in Ireland, other than a permanent establishment, branch, agency or Irish tax resident corporation created as a result of Amicus entering into this Agreement or undertaking any action required under this Agreement.
               (b) Amicus agrees to use diligent efforts to obtain, as promptly as practicable after the Effective Date, a completed US tax Form 6166 from the IRS and shall forward it with a completed Irish tax Form IC3/6166 to Shire requesting that the Irish Revenue Commissioners issue a direction to Shire to make all payments under this Agreement without withholding or deduction for or on account of Irish tax. In addition, Amicus agrees to use diligent efforts, upon request and at the expense of Shire, to recover from the Irish Revenue Commission any refundable tax, and/or to challenge an assessment of any other Irish tax, indemnified by Shire under Section 7.7.2(a) above.
               (c) Amicus warrants that as of the Effective Date it is, and the indemnity and agreement not to withhold under Section 7.7.1 above is conditioned upon Amicus (and its successors under Section 16.1) being on the date of any payment under this Agreement, a resident in the United States for the purposes of the Convention between the Government of Ireland and Government of the United States of America for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains signed 28th day of July, 1997.
     7.8 Records Retention; Audits.
          7.8.1 Record Retention. Each Party will maintain complete and accurate books, records and accounts used for the determination of expenses incurred in connection with the performance of Development of Licensed Products within the Field (and of [***] for [***]’s) or otherwise relevant for the calculation of Net Sales, in sufficient detail to confirm the accuracy of any payments required under this Agreement, which books, records and accounts will be retained by such Party for five (5) years after the end of the period to which such books, records and accounts pertain, or longer as is required by Law.
          7.8.2 Request. Upon the written request of a Party (the “Auditing Party”) and not more than once each calendar year, the other Party (the “Responding Party”) shall permit the Auditing Party, accompanied by an independent certified public accounting firm of internationally recognized standing, selected by the Auditing Party and reasonably acceptable to the Responding Party, to have access during normal business hours to the records of the Responding Party as may be
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

reasonably necessary to verify the accuracy of the financial reports and calculations made under this Article 7 for any quarter ending not more than five (5) years prior to the date of such request.
          7.8.3 Discrepancies. If, as a result of such audit, it is established that additional amounts were owed by the Responding Party for the audited period, such Party shall pay such additional amounts within thirty (30) days after the date such discrepancy is established. The determination by such public accounting firm shall be definitive and final. The fees charged by such accounting firm shall be paid by the Auditing Party; provided, however, that if the audit establishes that the aggregate amounts payable by the Responding Party for the period covered by the audit are more than one hundred five percent (105%) of the aggregate amounts actually paid for such period, then the Responding Party shall pay the reasonable fees and expenses charged by such accounting firm. The Auditing Party shall treat all financial information subject to review under this Section 7.8 as confidential, and shall cause its accounting firm to retain all such financial information in confidence.
ARTICLE 8
MANUFACTURING AND SUPPLY
     8.1 General.  It is understood that Amicus procures supplies of Licensed Products from Third Party contractors. Accordingly, subject to the terms and conditions of this Agreement, Amicus shall cooperate with Shire to obtain from such Third Party contractors quantities of Licensed Products and Compounds (collectively, the “Materials”) to supply Shire’s reasonable requirements for Materials for the Shire Territory. In furtherance of the preceding sentence:
          8.1.1 Procedures for Clinical Supply. The JDC shall establish as soon as practicable following the Effective Date procedures for the supply of Licensed Products to Shire for use in performing Shire’s Development activities under the Development Plan or Independent Projects.
          8.1.2 Interim Procedures. Pursuant to such procedures:
               (a) Amicus shall procure Materials on behalf of and as reasonably requested in writing by Shire, consistent with Amicus’ arrangements with its suppliers; and
               (b) Materials ordered by Amicus from such supplier on behalf of Shire shall be charged to the Development Costs, or Shire (in the case of an Independent Project) in an amount equal to the amount paid by Amicus for such Materials, plus (i) any other documented out-of-pocket costs incurred by Amicus directly in connection with procuring such Materials, and (ii) any internal costs of Amicus pertaining to the procurement of such Materials (e.g., for quality assurance and quality control activities), provided that such internal costs do not exceed [***] of the overall cost of such Materials.
     8.1.3 Form. The Materials supplied to Shire pursuant to Section 8.1 above shall be supplied in the same form as like Materials are supplied to Amicus, or as otherwise established by
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the JDC or by agreement of the Parties, it being understood that any differences in such form requested by Shire shall be at Shire’s expense.
          8.1.4 Shortage of Supply. The procedures and arrangements to be established by the JDC under Section 8.1.1 above shall include reasonable mechanisms to avoid shortage of supply, including procedures for buffer stock inventories to be maintained by the Parties on a proportionate basis, and/or establishing second source manufacturers or manufacturing sites. If, prior to the establishment and implementation of such procedures, Shire’s requirements of Materials cannot be fulfilled in accordance with this Article 8, the total available quantities of Licensed Products shall be allocated among the Parties on a reasonable worldwide basis (based upon the needs of the Development Plans and any Independent Projects, and if such Licensed Product is then being Commercialized, sales history and reasonably forecasted demand for such Licensed Product), as determined by the JSC.
     8.2 Supply Agreement.  Upon Shire’s written request, the Parties shall use good faith efforts to enter into a commercial supply agreement (a “Supply Agreement”) within six (6) months of such request consistent with this Article 8 on commercially reasonable terms documenting the arrangement by which Amicus shall supply Shire’s reasonable requirements for Materials at cost for the Shire Territory, which Supply Agreement shall contain forecasting and ordering procedures (including lead times), product specifications, delivery terms and other appropriate provisions and be consistent with Amicus’ contractual arrangements with its Third Party suppliers.
     8.3 Limitation; Manufacturing by Shire.  Amicus shall (a) cooperate fully with Shire to make available for the benefit of Shire the benefits of Amicus’ supply agreements and/or arrangements with its Third Party suppliers of Materials and (b) administer such agreements or arrangements diligently and pursue its rights and remedies thereunder. It is understood, Amicus shall not be liable for a default or a failure of supply due to default of the Third Party suppliers. Notwithstanding anything in this Agreement, after the first Phase II Clinical Trial for a Licensed Product, Shire shall have the right to Manufacture, or engage a Third Party to Manufacture, Shire’s requirements of Materials for the Shire Territory. Promptly following Shire’s request, Amicus shall transfer, or cause to be transferred, to Shire or such Third Party manufacturer all Amicus Know-How that is necessary, useful or actually used for such Manufacture of Materials (and the cost of such transfer of Amicus Know-How shall be shared equally by the Parties), and shall make personnel of Amicus reasonably available to assist Shire and/or its contractor in implementing the Amicus Know-How necessary to Manufacture such Materials. In any event the Parties shall cooperate to use the same process in Manufacturing Materials for use in Development.
ARTICLE 9
REGULATORY MATTERS
     9.1 Regulatory Responsibilities.  Unless otherwise agreed between the Parties:
          9.1.1 Amicus Territory Regulatory Responsibility. As between the Parties, Amicus shall be responsible for filing, obtaining and maintaining, in its own name, Regulatory Filings and
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Regulatory Approvals for Development and Commercialization of Licensed Products in the Amicus Territory except as otherwise provided in the Development Plan.
          9.1.2 Shire Territory Regulatory Responsibility. As between the Parties, Shire shall be responsible for filing, obtaining and maintaining, in its own name, Regulatory Filings and Regulatory Approvals for Development and Commercialization of Licensed Products in the Field in the Shire Territory except as otherwise provided in the Development Plan.
     9.2 Filings and Meetings with Regulatory Authorities.
          9.2.1 Regulatory Filings and Correspondence. The Party with responsibility for regulatory matters in a Primary Market country shall provide the other Party’s representatives on the JDC with copies of all Regulatory Filings and all minutes of any meetings, telephone conferences and/or discussions with the Regulatory Authority of such Primary Market country, and shall promptly notify the other Party’s representatives on the JDC with respect to any material changes or material matters that may arise in connection with Regulatory Approvals of Licensed Products within such Primary Market country, in each case to the extent it has the right to do so. Each Party will provide the other Party with translations of such documents into English to the extent prepared or obtained for its own use and requested by the other Party. Notwithstanding the foregoing, during the Term, Amicus shall not have the right to use for purposes of obtaining Regulatory Approval of Amigal for Fabry Disease in the Shire Territory any Regulatory Filing generated under the applicable Development Plan by Shire, for so long as Amigal remains a Licensed Product hereunder.
          9.2.2 Meetings. The Party with primary responsibility for regulatory matters in a Primary Market within the Shire Territory shall, to the extent reasonably practicable: (a) promptly provide the JDC with reasonable advance written notice of any material Regulatory Filings, meetings, telephone conferences and/or other discussions with the Regulatory Authority of such country (including in all cases the EMEA), scheduled or unscheduled, that pertain to Licensed Products in the Field, (b) afford representatives of such other Party an opportunity to comment on such Regulatory Filings, and accept such comments or notify such other Party of the reason for not accepting any such comments, and (c) afford representatives of such other Party an opportunity to attend all such meetings, telephone conferences and/or discussions with the Regulatory Authority of such country solely in an observatory capacity. For clarity, Shire shall be the Party with primary responsibility for regulatory matters in the Shire Territory unless otherwise provided in the Development Plan.
     9.3 Adverse Events and Post-Market Surveillance.  With respect to adverse drug experiences, as defined by 21 C.F.R. Section 314.80 and/or 600.80 (as applicable), and IND safety reports, as referenced in 21 C.F.R. Section 312.32, and like regulations of other Regulatory Authorities, the Party with regulatory responsibility for a country shall be responsible for and shall establish operating procedures to report to the appropriate Regulatory Authority in that country all adverse drug experiences in accordance with the Laws of the relevant countries and agencies. The Parties agree to implement, as soon as reasonably practicable, a separate agreement setting forth the
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

pharmacovigilance responsibilities and procedures for safety information exchange (the “Pharmacovigilance Agreement”). The Pharmacovigilance Agreement shall contain such terms as are reasonable and customary for arrangements of this type, and shall in all events include such terms as are necessary to ensure that both Parties are able to comply with applicable Laws pertaining to adverse events and safety reporting and provide that there shall be one global safety database maintained by Amicus or its designee and accessible to both Parties. The JDC shall determine standard operating procedures by which the Parties shall have access to such global safety database.
     9.4 Common Registration Dossier.  A primary objective of each Development Plan is to Develop and produce a common registration dossier to serve as a basis for license applications to be filed in each of the Primary Market countries. Unless otherwise determined by the JDC, Amicus shall be responsible for preparing such common registration dossier, and the costs incurred in connection therewith shall be deemed to be Development Costs for purposes of this Agreement.
     9.5 Regulatory Inspections.  If either Party or its Affiliates or contractors (an “Inspected Party”) are to be inspected by a Regulatory Authority regarding the Development or Manufacture of a Licensed Product, in each case within the Field, the Inspected Party shall promptly notify the JDC of the inspection in advance. The Inspected Party shall, where practicable, permit representatives of each of Shire and Amicus to participate as observers with respect to such inspection, and shall provide the JDC with a written report of any such inspection, noting with specificity any records or documents reviewed by the regulatory inspector, and including copies of any FDA 483s (or their foreign equivalent) or written communications provided by any Regulatory Authority relating to such inspection. The Inspected Party shall also provide an opportunity for the JDC to assist in responding to any issues or concerns relating to such inspections, and shall provide copies of all communications to and from any Regulatory Authority relating thereto to the JDC. The Parties shall cooperate in good faith and otherwise mutually support any such inspections by the FDA or other Regulatory Authority of facilities, clinical investigators or contract manufacturers. In furtherance of the preceding sentence, if the Inspected Party receives a request by a Regulatory Authority to inspect any facilities of the other Party, such other Party shall cooperate with and makes its facilities available for such inspection.
     9.6 Audit Rights.  Each Party shall have the right, during normal business hours, and no more than once per year, with more frequent audits upon agreement of the Parties, to inspect and audit: (a) those portions of the facilities of each Party, Affiliate, Sublicensee, subcontractor and investigator site used in the performance of the applicable Development Plan or the Manufacturing of Materials to be supplied hereunder, to ascertain compliance with Laws and Regulatory Approvals, including cGLP, cGCP and cGMP, and conformance with the applicable specifications and quality assurance standards, provided that the inspecting Party shall on such occasions be accompanied by a representative of the other Party; and (b) any of the other Party’s documentation or its Affiliates’, Sublicensees’, subcontractors’ or investigators’ documentation relating to such Development Plan or Manufacturing of the Materials to be supplied hereunder, including, to the extent permitted by Law and any privacy policies, the medical records of any patient participating in any clinical study under the Development Plan. A Party’s audit rights shall be limited by pre-existing bona fide Third Party
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

agreements or confidentiality obligations, provided, however, that each Party shall use its reasonable efforts to (1) obtain audit rights for the other Party under such pre-existing agreements and (2) ensure such other Party is granted audit rights to the same extent which a Party has audit rights in any future agreements.
ARTICLE 10
INTELLECTUAL PROPERTY
     10.1 Ownership.
          10.1.1 Clinical Data. To the extent a Party has the right to do so, each Party shall assign to the other Party a joint ownership interest in all Data with respect to Licensed Products generated in the course of performing clinical trials conducted under the Development Plans, excluding any inventions and Patent Rights therein (which are addressed in Section 10.1.2 below). For clarity, it is understood that the foregoing applies only to clinical data, and does not apply, for example, to related Regulatory Filings.
          10.1.2 Inventions; Patent Rights.
               (a) Subject to Section 10.1.2(b) below, title to all inventions, and all Patent Rights therein, made solely by Shire personnel in connection with this Agreement shall be owned by Shire (“Shire Invention”); title to all inventions, and all Patent Rights therein, made solely by Amicus personnel in connection with this Agreement shall be owned by Amicus (“Amicus Invention”); and title to all inventions, and all Patent Rights therein, made jointly by personnel of Amicus and Shire in connection with this Agreement shall be jointly owned by Amicus and Shire (“Joint Inventions”). For such purposes, a Party’s personnel shall include personnel of such Party’s Affiliates who are engaged in the Development or Commercialization of Licensed Products (to the extent such personnel are carrying out activities in connection with this Agreement).
               (b) Notwithstanding paragraph (a) above, Shire hereby each grants and agrees to grant, to Amicus an exclusive license, with the right to sublicense, under Shire Inventions, and Shire’s interest in Joint Inventions, that are made in connection with the Development or use of Compounds or Licensed Products, in each case that are improvements to the chaperone composition technology covered by the Amicus Patent Rights, or the manufacture, testing or use thereof, or that constitute a modification of a Compound, to make, use, sell, offer for sale and import and otherwise exploit such inventions subject to the inclusion of such inventions in the licenses granted in Article 2.
               (c) In addition, Shire hereby grants to Amicus a non-exclusive license, with right to sublicense, to practice and otherwise exploit Patent Rights in Shire Inventions made by Shire in connection with the Development or use of a Compound or Licensed Product.
          10.1.3 Joint Ownership.
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

               (a) Except as expressly provided in this Agreement (including Section 10.1.3(b) below), it is understood that neither Party shall have an obligation to obtain approval of, nor pay a share of the proceeds to, the other Party to practice, enforce, license, assign or otherwise exploit Joint Inventions and Data jointly owned pursuant to Section 10.1 above, and each Party hereby waives any right it may have under the applicable Laws of any jurisdiction to require such approval or accounting. The Parties shall reasonably cooperate with each other and take any actions reasonably necessary to effect the purposes of this Section 10.1.3.
               (b) Notwithstanding the foregoing, neither Party shall, without the consent of the other Party (which consent shall not be unreasonably withheld), grant to a Third Party a license under Patent Rights in a Joint Invention, other than (i) in connection with a collaboration with such Third Party, (ii) for use with products developed in whole or in part by such Party, or (iii) together with other technology or intellectual property Controlled by such Party.
     10.2 Patent Filing, Prosecution, and Maintenance10.2.1  By Shire. Shire shall have the right to control the filing for, prosecution and maintenance of the Amicus Patent Rights in the name of Amicus (or Amicus’ Licensor), excluding the Ex-U.S. Platform Patent Rights, solely with respect to the Licensed Products in the Field in all jurisdictions outside the United States using counsel of its choice, and Amicus shall reimburse Shire for [***] of the out-of-pocket expenses reasonably incurred by Shire in performing such activities.
          10.2.2 By Amicus. Amicus shall have the right to control the filing for, prosecution and maintenance of: (a) the Amicus Patent Rights in the United States and (b) the Ex-U.S. Platform Patent Rights in all jurisdictions outside the United States, using counsel of its choice, and Shire shall have the option to either reimburse Amicus for fifty percent (50%) of the out-of-pocket expenses reasonably incurred by Amicus in performing the activities under (b) above or, within sixty days of a request for such reimbursement, opt to have such Patent Rights excluded from the licenses granted herein (in which case such Patent Rights shall be excluded from Amicus Patent Rights hereunder and Section 7.5.2 shall not apply for amounts due by Amicus to a Third Party under such Existing In-License where all Amicus Patent Rights under such Existing In-License have been excluded from the licenses granted herein and no such Patent Rights cover Manufacturing of Materials by Amicus for Shire).
          10.2.3 Jointly Owned Patent Rights. The filing for, prosecution and maintenance of Patent Rights covering Joint Inventions (the “Joint Patent Rights”) shall be as determined by the Parties, and the out-of-pocket costs thereof shall be shared equally by the Parties.
          10.2.4 Right to Consult and Advise. During the Term, each Party filing for, prosecuting and/or maintaining Patent Rights pursuant to this Section 10.2 (the “Prosecuting Party”) shall copy the other Party, or have the other Party copied, on all material or substantive documents regarding such Patent Rights, in each case that are directly related to Licensed Products in the Field or cover Joint Patent Rights, which are received from or to be filed in any patent office in the Territory, promptly following receipt from the patent office and within a reasonable time prior to filing with the patent office (but not less than thirty (30) days), as applicable, including copies of
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

each patent application, office action, response to office action, declaration, information disclosure statement, request for terminal disclaimer, request for patent term extension and request for reexamination. Consistent with the foregoing, such other Party shall have the right to comment on the prosecution of such Patent Rights, in each case that are directly related to Licensed Products in the Field or are Joint Patent Rights, by the Prosecuting Party and provide such comments to the Prosecuting Party’s patent counsel, and the Prosecuting Party shall consider all such comments in good faith. If such other Party fails to provide its comments with respect to the prosecution by the Prosecuting Party of such patent application or patent reasonably in advance of the deadline for filing or otherwise responding to the relevant matter in the relevant patent office (but not less than five (5) Business Days), the Prosecuting Party shall be free to act without consideration of such other Party’s comments, provided that the Prosecuting Party has provided the other Party with the relevant information not less than ten (10) Business Days prior to such deadline or response.
          10.2.5 Abandonment of Prosecution. The Prosecuting Party will notify the other Party in the event it desires to abandon its efforts with respect to the prosecution and maintenance of any Patent Rights being prosecuted by the Prosecuting Party under this Section 10.2, to the extent such Patent Rights pertain to the Licensed Products in the Field in the Shire Territory or the Joint Patent Rights. Notification will be given within a reasonable period (i.e., with sufficient time for such other Party to take whatever action may be necessary) prior to the date on which such Patent Rights will lapse, go abandoned (other than to file continuation application for the same subject matter) or otherwise diminish (but not less than sixty (60) days). Such other Party (the “Acting Party”) will then have the right, exercisable upon written notification to the Prosecuting Party, to assume full responsibility, at its discretion and its sole cost and expense, to file, prosecute, maintain or conduct any interferences, re-examinations, reissues and oppositions in the Shire Territory, or in the case of Joint Patent Rights, any country or countries; provided that, in the case of Shire being the Acting Party with respect to Patent Rights (other than Joint Patent Rights) Controlled by Amicus, such right shall be limited to the extent such Patent Rights pertain to a Licensed Product in the Field in the Shire Territory.
          10.2.6 Scope of Activities. For the purposes of this Section 10.2, “prosecution and maintenance” shall mean, with respect to a patent, the preparing, filing, prosecuting and maintenance of such patent, as well as re-examinations, reissues and requests for patent term extensions and the like with respect to such patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings and appeals thereof with respect to a patent, but shall not include enforcement litigation or the defense of declaratory judgment actions. Also, as used in this Section 10.2, to “abandon” particular Patent Rights shall include deciding not to defend against an opposition, not to defend an interference or similar proceeding, not to pursue an appeal of an adverse decision or not to pursue particular claims, in each case with respect to such Patent Rights in the United States Patent & Trademark Office or a corresponding patent examining authority in another country.
     10.3 Enforcement Against Third Parties.
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          10.3.1 Notice. If either Party reasonably believes that a Third Party is conducting any activities in the Shire Territory that may constitute actual or potential infringement of the Amicus Patent Rights, in each case with respect to a Generic Version of a Licensed Product or a Related Product in the Field in the Shire Territory (each, an “Alleged Infringement”), such Party shall promptly notify the other Party of such activities.
          10.3.2 Shire’s First Right to Enforce. Except as otherwise agreed, Shire shall have the first right to bring and control any action or proceeding under such Patent Rights in respect to an Alleged Infringement occurring in the Shire Territory. If Shire fails to bring an action or proceeding with respect to an Alleged Infringement occurring in the Shire Territory within one hundred twenty (120) days following a request by Amicus to do so, Amicus shall have the right to bring and control any such action or proceeding with respect to Amicus Patent Rights.
          10.3.3 Cooperation. The Parties shall reasonably cooperate with each other in all actions or proceedings described in this Section 10.3, to the extent pertaining to an Alleged Infringement. The non-controlling Party agrees to be joined as a party plaintiff if necessary to prosecute the action or proceeding and shall provide all reasonable cooperation (including any necessary use of its name) required to prosecute such litigation; provided that the controlling Party shall reimburse the non-controlling Party for out-of-pocket expenses reasonably incurred in providing such cooperation at the controlling Party’s request. The non-controlling Party will be entitled to be represented by counsel of its own choice at its own expense.
          10.3.4 Recoveries. Any recovery obtained by any Party as a result of any proceeding described in this Section 10.3, by settlement or otherwise, shall be applied in the following order of priority: (a) first, to reimburse each Party for all litigation costs in connection with such proceeding paid by that Party and not otherwise recovered (on a pro rata basis based on each Party’s respective litigation costs, to the extent the recovery was less than all such litigation costs); and (b) second, the remainder shall be shared in the ratio of two-thirds (2/3) to Shire and one-third (1/3) to Amicus.
     10.4 Defense of Infringement Claims.  If a Licensed Product becomes the subject of a Third Party’s claim or assertion of infringement of a patent relating to the making, using, sale, offer for sale or importation of such Licensed Product within the Field in the Shire Territory, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action. If the claim or assertion names Shire as Defendant, then Shire shall have the right to control the defense of any proceeding, and Amicus shall have right to join in such defense at its own expense. Unless the Parties otherwise agree in writing, each Party shall have the right to defend itself against a suit that names such Party as a defendant, and the other Party shall have the right to join in such defense at its own expense. Neither Party shall enter into any settlement of any action described in this Section 10.4, or otherwise consent to an adverse judgment in any such action, that imposes a financial obligation on the other Party, or that admits the infringement or validity of any Third Party Patent without the other Party’s written consent, which consent shall not be unreasonably withheld. In any event, each Party shall reasonably assist the other Party and cooperate in connection with any
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

litigation in which such Party is not named as a defendant, at the defending Party’s request and expense.
     10.5 Patent Marking.  Shire agrees to mark, and require their contractors and permitted Sublicensees to mark, all Licensed Products sold or distributed for the Shire Territory pursuant to this Agreement in accordance with the applicable patent statutes or regulations in the country or countries of Manufacture or sale thereof, to the extent required by Law.
     10.6 License of Third Party Rights. .
          10.6.1 Existing Third Party Technology. It is understood that certain Patents Rights for the Shire Territory within the Amicus Patent Rights have been in-licensed pursuant to certain existing in-license agreements listed in Exhibit 10.6.1 hereto (the “Existing In-Licenses”). As required for the furtherance of the objectives of this Agreement, Amicus shall maintain the Existing In-Licenses and timely pay all fees due thereunder. In addition, it is understood by the Parties that their respective rights under Sections 10.2 and 10.3 above with respect to the Amicus Patent Rights licensed to Amicus under the Existing In-Licenses are subject to and limited by the applicable terms and conditions of the Existing In-Licenses. Amicus agrees to use Commercially Reasonable Efforts to persuade its licensors pursuant to such licenses (“Licensors”) to fully cooperate with Shire in the defense or prosecution of any proceedings hereunder, and shall use reasonable efforts to cause the Licensors not to enter into any settlement, agreement, consent judgment or other voluntary final disposition of any proceeding or threatened proceeding which would adversely affect Shire or its rights and licenses hereunder.
          10.6.2 Third Party Technology Acquired after Effective Date. In addition, if after the Effective Date, Amicus or Shire (the “Sublicensing Party”) acquire rights from a Third Party that are to be licensed to the other Party under this Agreement, including with respect to a Related Product or Back-Up Compound under Section 6.3 or 6.4.4, respectively (“Third Party Technology”), but that is subject to royalty or other payment obligations to the Third Party, then the following shall apply: The licenses granted to the other Party (the “Commercializing Party”) hereunder with respect to such Third Party Technology shall be subject to the Commercializing Party’s promptly reimbursing the Sublicensing Party for any milestone payments, royalties or other amounts that become owing to such Third Party by reason of the Commercializing Party’s exercise of such license or sublicense to the Third Party Technology. To the extent that any such payments made by a Party under an agreement to acquire Third Party Technology are not attributable to either Territory, but are attributable to the acquisition of rights to a Third Party Technology used for a Licensed Product, a reasonable portion of such amounts as determined by the JSC shall be deemed Development Costs to be shared under Section 7.4.1 (unless excluded from the licenses hereunder as provided in this Section 10.6.2). At the inception of the inclusion of any Third Party Technology in such license under this Agreement and thereafter upon request by the Commercializing Party, the Sublicensing Party shall disclose to the Commercializing Party a true, complete and correct written description of such payment obligations, and the Commercializing Party’s obligation to reimburse such amounts following such request shall be limited to those payment obligations as so disclosed by
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the Commercializing Party. In the event that the Commercializing Party does not promptly reimburse the Sublicensing Party for such amounts upon request (such amounts as determined by the JSC in accordance with this Agreement, to the extent so provided above), then such Third Party Technology shall thereafter be deemed excluded from the licenses or other subject matter licensed hereunder. Notwithstanding the above, this Section 10.6.2 shall not apply to Patent Rights licensed by Shire from a Third Party and covered by Section 7.3.4 above.
ARTICLE 11
TRADEMARKS AND COPYRIGHTS
     11.1 Product Marks
          11.1.1 Display. All packaging materials, labels and promotional materials for the Licensed Products in the Shire Territory shall be at the sole discretion of Shire, provided, that such packaging materials and labels shall display the Amicus trade name in reasonable size and prominence, as determined by the JCC in accordance with applicable Laws and applicable local regulations.
          11.1.2 Selection; Title. Within the framework of the JCC, the Parties shall work together and seek to agree on the selection of Product Marks for each Licensed Product in the Territory. Notwithstanding the foregoing, each Party shall have final decision on the selection of Products Marks for each Licensed Product in its Territory. Each Party shall own rights to any Product Mark which is created by it or on its behalf and used in the Commercialization of a Licensed Product in the Territory, including all goodwill arising out of the use of such Product Mark. Each Party agrees that it will not use marks in the other Party’s Territory for any other products other than the Licensed Product that are confusingly similar to such Product Mark.
          11.1.3 Grant of License. Subject to the terms and conditions of this Agreement, each Party (the “Trademark Licensor”) hereby grants to the other Party (the “Trademark Licensee”) an exclusive license to use the Trademark Licensor’s Product Marks in Trademark Licensee’s Territory for the packaging, marketing, sale and promotion of the applicable Licensed Product in accordance with the Trademark Licensor’s reasonable trademark usage guidelines, provided, however, that in the event a Party, after the Effective Date, generates a new Trademark for Licensed Products, the other Party shall not have a license to such new Trademark unless it reimburses the other Party for fifty (50%) of the costs incurred to identify, design and register (including clearance and registerability searches) such Trademark.
          11.1.4 Registration of Trademarks; Recordation. Each Trademark Licensee shall file, register and maintain for the Term appropriate registrations for the Trademark Licensor’s Product Marks in the name of the Trademark Licensor, as mutually agreed by the Parties, in each country of the Territory in which the Licensed Products are or will be sold, at its own expense. In those countries where a trademark license must be recorded, the Trademark Licensor will provide to the Trademark Licensee, on the Trademark Licensee’s written request, a separate trademark license for the Trademark Licensor’s Product Marks and will arrange for the recordation of such trademark
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

license with the appropriate governmental agency, at the Trademark Licensee’s expense, promptly following receipt of such license from the Trademark Licensor. Each Party shall cooperate in the preparation and execution of such documents
          11.1.5 Approval of Materials. To the extent necessary to preserve the Trademark Licensor’s legal rights in its Product Marks, the Trademark Licensee shall submit representative promotional materials, packaging and samples of a Licensed Product displaying the Product Marks for the Trademark Licensor’s review and approval prior to the first use of such promotional materials, packaging or Licensed Product and prior to any subsequent change or addition to such promotional materials, packaging or Licensed Product; provided that if the Trademark Licensor has not responded within twenty (20) days after the Trademark Licensee’s receipt of such promotional materials, packaging or Licensed Product, the Trademark Licensor’s approval will be deemed to have been received. In any case, neither Party will permit the quality of the Licensed Products with which the other Party’s Product Marks are used to deteriorate so as to affect adversely the goodwill associated with such Product Marks.
          11.1.6 Enforcement. Amicus and Shire shall reasonably cooperate with each other to protect each other’s Product Marks. The JSC shall determine whether and to what extent to institute and prosecute or defend any actions or proceedings involving or affecting the Trademark Licensor’s Product Marks in the Trademark Licensee’s Territory. The Parties shall reasonably cooperate in any action taken to enforce or defend the other Party’s Product Marks in the Territory, including taking appropriate appeals.
ARTICLE 12
REPRESENTATIONS, WARRANTIES AND COVENANTS
     12.1 Mutual Representations, Warranties and Covenants. Each Party hereby represents, warrants and covenants to the other Party as follows:
          12.1.1 Due Organization. Such Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such qualification would prevent it from performing its obligations under this Agreement.
          12.1.2 Due Execution. The execution, delivery and performance by such Party of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its stockholders, (ii) violate any provision of any Law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter or bylaws or (iii) conflict with or constitute a default under any other agreement to which such Party is a party.
          12.1.3 Binding Agreement. This Agreement is a legal, valid and binding obligation of such Party, enforceable against it in accordance with the terms and conditions hereof (except as
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.
          12.1.4 Authorizations. Such Party has obtained all authorizations, consents and approvals, governmental or otherwise, necessary for such Party to grant the rights and licenses granted by such Party under this Agreement, and to otherwise perform such Party’s obligations under this Agreement.
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          12.1.5 Third Party Agreements. Such Party has not previously granted and, during the Term will not grant, any rights in conflict with the rights and licenses granted herein. As of the Effective Date, there are no existing agreements, options, commitments or rights with, of or to any person or entity to acquire or obtain any rights with respect to such Party’s intellectual property, which are in conflict with the rights and licenses granted herein.
          12.1.6 Debarment. Such Party has not been debarred or is subject to debarment and neither it not any of its Affiliates have used or will use in any capacity, in connection with the Development or Commercialization of Licensed Products, any person or entity who has been debarred pursuant to Section 306 of the United States Federal Food, Drug and Cosmetic Act, or who is subject of a conviction described in such Section 306. Further, such Party agrees to inform the other Party in writing immediately if it or any person or entity who is performing services hereunder is debarred or is the subject of a conviction described in such Section 306, or if any action, suit, claim, investigation or legal administrative proceeding is pending or, to the best of such Party’s knowledge, is threatened, relating to the debarment of such Party, its Affiliates or any person or entity used in any capacity by such Party or its Affiliates in connection with the Development, Manufacturing or Commercialization of Licensed Products.
          12.1.7 Development Activities. To the best of such Party’s knowledge, such Party, its contractors and its consultants have conducted and shall continue to conduct, as applicable, all research and Development, including non-clinical studies and clinical studies of Licensed Products and all Manufacturing of Materials in accordance with all material provisions of applicable Laws or standards of the United States and other countries in which such activities are conducted. Such Party has conducted or is planning to conduct, as applicable, appropriate audits of its contract-manufacturer organizations and contract research organizations relating to compliance with Laws and has found no circumstances that such Party believes would be likely to have a material adverse effect on the Development, Manufacturing, use or Commercialization of Materials as contemplated by this Agreement. Neither such Party nor, to its knowledge, any officer, employee or agent of such Party has made or shall make, as applicable, an untrue statement of a material fact to any Regulatory Authority with respect to Licensed Products (whether in any submission to such Regulatory Authority or otherwise), or knowingly failed to disclose or shall knowingly fail to disclose, as applicable, a material fact required to be disclosed to any Regulatory Authority with respect to Licensed Products.
     12.2 Amicus Additional Representations, Warranties and Covenants. Except as disclosed on Schedule 12.2 attached hereto, Amicus hereby represents, warrants and covenants to Shire as of the Effective Date as follows:
          12.2.1 Existing In-License.
               (a) The Existing In-Licenses are in full force and effect, and to the best of Amicus’ knowledge as of the Effective Date, no Party to such agreements (including Amicus) is in breach or default thereunder. Amicus has not waived or allowed to lapse or terminate any of its rights relating to the Compounds or Licensed Products under the Existing-In-Licenses.
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

               (b) Amicus has provided a true and complete copy of each Existing In-License to Shire.
               (c) Amicus will not during the Term amend such Existing-In Licenses in a manner that would adversely affect the rights, obligations or economic interests of Shire under this Agreement without Shire’s prior written consent.
               (d) Amicus shall, or shall cause Licensors to, furnish Shire with copies of all notices received by Amicus relating to any alleged breach or default by Amicus under the Existing-In-Licenses within five (5) Business Days after Amicus’ receipt thereof. In the event Amicus does not resolve any such alleged breach, it shall notify Shire within a sufficient period of time before the expiration of the cure period for such breach under such Existing-In-License such that Shire is able to cure or otherwise resolve such alleged breach. If Shire makes any payments to a Licensor in connection with the cure or other resolution of such alleged breach of Amicus, then Shire may credit the amount of such payments (to the extent such amount was actually due under the applicable Existing In-License) against any royalties or other payments payable to Amicus pursuant to this Agreement.
               (e) Amicus shall promptly furnish Shire with copies of (a) all amendments of the Existing In-Licenses and (b) correspondence (or in the case of oral discussions, summary of such discussions) with or from and reports received from or provided to Licensors to the extent material to Shire or its rights granted under this Agreement.
               (f) Amicus shall use Commercially Reasonable Efforts to obtain standby licenses in favor of Shire under each of the Existing-In Licenses as promptly as practicable following the Effective Date.
          12.2.2 Intellectual Property. As of the Effective Date:
               (a) The Amicus Patent Rights, Amicus Know-How and Product Marks licensed to Shire pursuant to this Agreement constitute all of the intellectual property that is Controlled by Amicus and used in the Development, Manufacture or Commercialization of Plicera, Amigal and AT2220 and, to the best of Amicus’ knowledge, the Development, Manufacture or Commercialization of Plicera, Amigal and AT2220 in the Shire Territory do not infringe the intellectual property rights of any Third Party.
               (b) To the best of Amicus’ knowledge, Amicus Patent Rights and Amicus Know-How are the only intellectual property rights required in order to Manufacture, Develop, use, import and/or sell or Commercialize Plicera, Amigal and AT2220 in the Shire Territory.
               (c) Amicus holds good title to and is the legal and beneficial owner or licensee of the Amicus Patent Rights and Amicus Know-How free and clear of any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance (other than the terms of the Existing In-Licenses), and Amicus has not granted any
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Third Party any right, title or interest in the Amicus Patent Rights or Amicus Know-How directly relating to the Development, Manufacture or Commercialization of Licensed Products in the Shire Territory.
               (d) Appendix 1 sets forth all of the Amicus Patent Rights, including the legal and beneficial owner or applicant for registration of each Amicus Patent Right.
               (e) All actions required to maintain the good standing of the Amicus Patent Rights (including payment of all applicable fees due and payable to a governmental authority before the Effective Date and timely compliance with filing, prosecution and maintenance requirements) have been taken.
               (f) There are no claims, judgments or settlements against or owed by Amicus, nor any pending reissue, reexamination, interference, opposition or similar proceedings, with respect to the Amicus Patent Rights or Amicus Know-How, and Amicus has not received written notice as of the Effective Date of any threatened claims or litigation or any reissue, reexamination, interference, opposition or similar proceedings seeking to invalidate or otherwise challenge the Amicus Patent Rights or Amicus Know-How.
               (g) To the best of Amicus’ knowledge, there are no pending Third Party patent applications which, if issued, would materially adversely affect the right of Shire to practice under the Amicus Patent Rights in accordance with this Agreement.
               (h) To the best of Amicus’ knowledge, there have been no and there is no reason to believe that there will be any, inventorship challenges with respect to any of the Amicus Patent Rights.
               (i) The Amicus IP is not and, to the best of Amicus knowledge during the Term, will not become subject to any rights granted in favor of a Third Party that are in conflict with or otherwise restrict the rights granted to Shire hereunder (subject to the Existing In-Licenses).
               (j) All current and former employees and consultants of Amicus and its Affiliates who are or have been substantively involved in the design, review, evaluation or development of the Compounds and Licensed Products have executed written contracts or are otherwise obligated to protect the confidential status and value thereof and to vest in Amicus or its Affiliates exclusive ownership of the Compounds and Licensed Products (to the extent invented by such persons).
          12.2.3 Regulatory, Clinical, Preclinical and Clinical Studies. As of the Effective Date:
               (a) Regulatory Filings. Neither Amicus nor its Affiliates, nor, to the best of Amicus’ knowledge, its subcontractors, has received any notice in writing or otherwise has knowledge of any facts which have led Amicus to believe that any of the Regulatory Filings relating
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to Plicera, Amigal or AT2220 are not currently in good standing with the FDA or any other applicable Regulatory Authority.
               (b) No Inquiries. Neither Amicus, nor to the best of Amicus’ knowledge, its subcontractors has received written notice of any proceedings pending before or threatened by any Regulatory Authority with respect to Plicera, Amigal or AT2220 or any facility where any such product is Manufactured.
               (c) Disclosure. Amicus has disclosed to Shire and/or made available to Shire for review all relevant data and documentation (including, without limitation, all relevant correspondence with Regulatory Authorities, both in the United States and outside the United States, related to the foregoing) in its possession or control, that would be material in order to assess the safety and efficacy of Licensed Products, including all such pre-clinical and clinical data and all such efficacy data regarding Licensed Products.
               (d) Safety Issues. Amicus is not aware of any safety, efficacy, or regulatory issues, other than the information that has previously been made available to Shire, that would preclude Shire or Amicus, or their licensees and contract service organizations, from researching, Developing, Manufacturing or Commercializing Licensed Products in compliance with Laws, including but not limited to issues relating to the system for maintaining relevant documents, the internal audit systems, and any other regulatory-related matter.
          12.2.4 Manufacture and Supply.
     The JSC shall approve the terms and conditions of all manufacture and supply agreements and other arrangements under which Amicus procures Materials for use under the Development Plans or for supply to Shire under this Agreement. The Parties intend that (i) Shire and its Affiliates shall be third party beneficiary of such warranty and covenants in any manufacture and supply agreements and other arrangements under which Amicus procures Materials for use under the Development Plans or for supply to Shire under this Agreement and (ii) Amicus shall make available to Shire any benefits under indemnification provisions under any manufacture and supply agreements.
          12.2.5 [***] for [***]’s.
               (a) Amicus has disclosed and made available to Shire for review all material Data or summaries thereof (including, without limitation, all relevant correspondence with Regulatory Authorities, both in the United States and outside the United States, related to the foregoing) in Amicus’ possession or Control with respect to [***] (including [***]) for the treatment, prevention and diagnosis of [***]’s, including, without limitation, all such pre-clinical and clinical data and all such efficacy data regarding [***] for [***]’s.
               (b) Amicus shall allocate at least [***] full time equivalent personnel to identify, Develop and/or acquire a molecule as a substitute for [***] for the treatment and/or
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

prevention of [***]’s, provided, however, that Amicus may terminate such activities, and its obligation under this Section 12.2.5(b): (i) upon the first [***] with respect to an [***] for [***]’s, or if earlier, upon termination of the [***]’s Option under Section 6.2.1(e), or (ii) at such earlier time as the JDC, upon the request of Amicus, determines that Commercially Reasonable Efforts to find such substitute would not require the continuation of such activities. Amicus shall provide periodic updates regarding activities conducted by it pursuant to its obligations under this Section (including the results of such activities) at the request of Shire and further shall provide an annual report on such activities and results.
     12.3 Disclaimer. EXCEPT AS SET FORTH IN THIS ARTICLE 12, AMICUS AND SHIRE EXPRESSLY DISCLAIM ANY OTHER WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE PATENT RIGHTS OR KNOW-HOW OR THE SUBJECT MATTER OF THIS AGREEMENT (INCLUDING WITH RESPECT TO LICENSED PRODUCTS AND ANY RESEARCH AND DEVELOPMENT ACTIVITIES RELATING THERETO), INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.
ARTICLE 13
INDEMNIFICATION; INSURANCE
     13.1 Indemnification of Shire. Amicus shall indemnify and hold harmless each of Shire, its Affiliates and the directors, officers and employees of such entities and the successors and assigns of any of the foregoing (the “Shire Indemnitees”) from and against any and all liabilities, damages, penalties, fines, costs and expenses (including reasonable attorneys’ fees and other expenses of litigation) (collectively, “Liabilities”) resulting from claims, actions, suits or proceedings brought by a Third Party (a “Third Party Claim”) that are incurred by any Shire Indemnitee, arising from or occurring as a result of: (a) the Development or Commercialization of any Licensed Product, or other product containing the Compound, in the Amicus Territory, in each case by or under authority of Amicus or its Affiliates, (b) any gross negligence or willful misconduct of Amicus, its Affiliates, or their officers, directors, employees, contractors, consultants, agents, representatives, or licensees in the exercise of any obligations under this Agreement or (c) any material breach by Amicus of any representations, warranties or covenants set forth in this Agreement, except to the extent such Third Party Claims fall within the scope of Shire’s indemnification obligations set forth in Section 13.2.
     13.2 Indemnification of Amicus. Shire shall indemnify and hold harmless each of Amicus, its Affiliates and the directors, officers and employees of such entities and the successors and assigns of any of the foregoing (the “Amicus Indemnitees”) from and against any and all Liabilities from any Third Party Claims incurred by any Amicus Indemnitee, arising from or occurring as a result of (a) the Development or Commercialization of any Licensed Product in the Shire Territory, in each case by or under authority of Shire or its Affiliates or Sublicensees, (b) any gross negligence or willful misconduct of Shire, its Affiliates or Sublicensees, or their officers, directors, employees, contractors, consultants, agents, representatives, or licensees in the exercise of any obligations under
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

this Agreement or (c) any material breach by Shire of any representations, warranties or covenants set forth in this Agreement, except to the extent such Third Party Claims fall within the scope of Amicus’ indemnification obligations set forth in Section 13.1.
     13.3 Procedure. A Party that intends to claim indemnification under this Article 13 (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) in writing of any Third Party Claim in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to control the defense and/or settlement thereof with counsel of its choice as long as such counsel is reasonably acceptable to the Indemnitee. The Indemnitee shall have the right to participate in such defense and/or settlement at its own expense with counsel of its choice. The indemnity arrangement in this Section 13.3 shall not apply to amounts paid in settlement of any action with respect to a Third Party Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Third Party Claim, shall relieve such Indemnitor of any Liabilities that result from any delay in providing such notice which materially prejudices the defense of such Third Party Claim under this Section 13.3, but the omission to so deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee otherwise than under this Section 13.3. The Indemnitee under this Section 13.3 shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Third Party Claim covered by this Article 13.
     13.4 Insurance. Each Party shall procure and maintain insurance, including product liability insurance, which is consistent with normal business practices of prudent companies similarly situated at all times during which any Licensed Product is being clinically tested in human subjects or commercially distributed or sold by such Party and the insurance coverage shall in no event be less than: (a) prior to the First Commercial Sale of a Licensed Product anywhere in the world, $[***] per loss occurrence and $[***] in the aggregate, and (b) after such First Commercial Sale, $[***] per loss occurrence and $[***] in the aggregate. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 13. Each Party shall provide the other Party with written evidence of such insurance upon request. Each Party shall provide the other Party with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance or self insurance which materially adversely affects the rights of the other Party hereunder.
ARTICLE 14
CONFIDENTIALITY
     14.1 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any information and other confidential and proprietary materials furnished to it by the other Party pursuant to this Agreement collectively and except to the extent any of Sections
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

14.1.1. to 14.1.4 are applicable (“Confidential Information”), except to the extent that it can be established by the receiving Party that such Confidential Information:
          14.1.1 was in the lawful knowledge and possession of the receiving Party prior to the time it was disclosed to, or learned by, the receiving Party, or was otherwise developed independently by the receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the receiving Party;
          14.1.2 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;
          14.1.3 became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or
          14.1.4 was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.
     14.2 Authorized Disclosure. Except as otherwise expressly provided in this Agreement, each Party may use and disclose Confidential Information of the other Party as follows: (a) under appropriate confidentiality provisions substantially equivalent to those in this Agreement, in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement (including to grant licenses and sublicenses permitted hereunder, and in the case of Amicus, to Develop, Manufacture and Commercialize Licensed Products and Compounds for use in the Amicus Territory and, in the case of [***] for [***]’s, outside the Field), (b) to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright and trademark applications, complying with the terms of licenses from Third Parties, prosecuting or defending litigation, complying with applicable governmental regulations, obtaining Regulatory Approval, conducting preclinical or clinical trials, or marketing Licensed Products, or otherwise required by Law (including securities Laws), provided, however, that if a Party is required by Law to make any such disclosure of the other Party’s Confidential Information it will, except where impracticable for necessary disclosures (for example, in the event of medical emergency), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed, (c) in communication with investors, consultants, advisors or others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement, (d) in the case of Amicus, to the extent necessary to comply with its obligations to provide progress reports to its licensors under the Existing In-Licenses, under appropriate confidentiality provisions, or (e) to the extent mutually agreed to by the Parties.
     14.3 Termination of Prior Agreement. This Agreement supersedes the Confidentiality Agreement between the Parties dated June 6, 2007 (“Confidentiality Agreement”), including all
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

modifications thereto. All Confidential Information (as defined in the Confidentiality Agreement) exchanged between the Parties under such agreement shall be deemed Confidential Information and shall be subject to the terms of this Article 14.
     14.4 Disclosure of Terms. Each Party agrees not to disclose to any Third Party the terms of this Agreement without the prior written consent of the other Party, except as permitted for disclosures of Confidential Information pursuant to Section 14.2.
     14.5 Publications. Except as required by applicable Law, each Party agrees that it shall not publish or present the results of Development work or Post-Marketing Studies conducted by such Party that are directed to any Licensed Product for an indication in the Field, including but not limited to studies or clinical trials carried out by such Party as part of a Development Plan under this Agreement (each, a “Collaboration Results Publication”), without providing the other Party the opportunity for prior review, it being understood, however, that publication of such Collaboration Results Publication shall not require approval of the other Party. Each Party shall provide to the other Party the opportunity to review any of the submitting Party’s proposed abstracts, manuscripts or presentations (including information to be presented verbally) comprising such a Collaboration Results Publication (including any proposed Third Party publication submitted to the submitting Party for review and approval, to the extent the applicable terms of any agreement with such Third Party permit) at least fifteen (15) days prior to their intended presentation or submission for publication. Once such abstracts, manuscripts or presentations have been reviewed by each Party, the same information contained in such abstracts, manuscripts or presentations does not have to be provided again to the other Party for review for a later submission for publication. Each Party shall also have the right to require that its Confidential Information be removed from any such approved Collaboration Results Publication. Notwithstanding the foregoing, any Collaboration Results Publication shall be delayed upon the request of Party for a period not less than sixty (60) days, if such Party requests such delay in order to allow for filing a patent application or taking such measures as such Party deems appropriate to establish and preserve its proprietary rights.
     14.6 Press Releases and Announcements
          14.6.1 Initial Release. On the Effective Date or, if mutually agreed, promptly after the Effective Date, each Party shall have the right to release a press release announcing this Agreement and the relationship of the Parties, provided each Party’s such press release will be in the form provided to the other Party prior to the Effective Date. Thereafter, Shire and Amicus may each disclose to Third Parties the information contained in each such press release without the need for further approval by the other.
          14.6.2 Further Publicity. The Parties acknowledge the importance of supporting each other’s efforts to publicly disclose results and significant developments regarding Licensed Products in the Shire Territory and other activities in connection with this Agreement in the Shire Territory that may involve Confidential Information of the other Party generated or obtained in connection with this Agreement pertaining to the Licensed Products, beyond what is required by Law, and each Party may make such public disclosures from time to time with the approval of the
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

other Party. Such disclosures may include, without limitation, achievement of Development milestones, significant events in the Development and regulatory process with respect to Licensed Products, Commercialization activities and the like. When a Party (the “Initiating Party”) elects to make any such public disclosure under this Section 14.6.2, it will give the other Party (the “Cooperating Party”) at least five (5) Business Days notice to review and comment on such statement, it being understood that if the Cooperating Party does not notify the Initiating Party in writing within such five (5) Business Day period of any objections, such disclosure shall be deemed approved, and in any event the Cooperating Party shall work diligently and reasonably to agree on the text of any approved disclosure in an expeditious manner. The principles to be observed in such disclosures shall include accuracy, compliance with applicable Law and regulatory guidance documents, reasonable sensitivity to potential negative reactions of the FDA (and its foreign counterparts) and the need to keep investors informed regarding the Initiating Party’s business.
ARTICLE 15
TERM AND TERMINATION
     15.1 Term. The term of this Agreement (the “Term”) shall begin on the Effective Date and shall continue on a Licensed Product by Licensed Product basis until the expiration of the royalty term as per Section 7.3.6 above for such Licensed Product, unless and until earlier terminated as permitted under this Agreement. Upon expiration (but not earlier termination) of this Agreement with respect to a Licensed Product, Shire shall have a fully paid up, license to Develop, use and Commercialize such Licensed Product within the Field in the Shire Territory, provided, that Shire’s license to Develop and Manufacture shall be a worldwide license.
     15.2 Termination for Breach. In the event of a material breach of this Agreement, the non-breaching Party shall have the right to give written notice (the “Breach Notice”) to the breaching Party, specifying the breach in reasonable detail. The breaching Party shall have [***] after the Breach Notice to cure any such breach. If, at the end of such [***] period, the breach remains uncured, then the non-breaching Party shall have the right to terminate this Agreement upon written notice, in its entirety or on a Licensed Product-by-Licensed Product basis.
     15.3 Termination by Shire.
          15.3.1 Generally. Subject to Section 15.3.4 below, Shire may terminate this Agreement for any reason upon [***] prior written notice to Amicus
          15.3.2 Licensed Product by Licensed Product. In addition, subject to Section 15.3.4 below, Shire may terminate this Agreement as to any Licensed Product, upon [***] prior written notice to Amicus.
          15.3.3 Safety. In addition, if Shire exercises its right of termination under this Section 15.3 because it reasonably believes that a Licensed Product is unsafe for human use, then Shire shall promptly provide Amicus with reasonable evidence of such safety concern and notwithstanding Section 6.4.2 and Section 15.5 below, Shire may cease to conduct any further
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Development or Commercialization of such Licensed Product. If Shire invokes this Section 15.3.3 without a reasonable basis, it is understood that doing so shall be deemed a breach of this Agreement, and Amicus shall have the right to pursue any remedies available for such breach under applicable Law or this Agreement.
          15.3.4 Initial Period. Notwithstanding the foregoing, Shire shall not issue any notice of termination under (a) Section 15.3.1 within [***] after the Effective Date or (b) Section 15.3.2 within [***] after the Effective Date, provided, that it shall not issue any notice of termination under Section 15.3.2 within [***] after the Effective Date with respect to more than two (2) Licensed Products.
     15.4 Termination for Bankruptcy. Either Party may terminate this Agreement in its entirety at any time during the Term by giving written notice to the other Party if the other Party files in any court or agency pursuant to any statute or regulation of any state or country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee for the other Party or its assets, or if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed with ninety (90) days after the filing thereof, or if the other Party makes a general assignment for the benefit of creditors.
     15.5 Effects of Expiration or Termination
          15.5.1 Accrued Obligations. Expiration or termination of this Agreement for any reason shall not release either Party any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination.
          15.5.2 Termination by Amicus under Section 15.2 or Action of Shire under Section 15.3.1. If this Agreement is terminated by Amicus under Section 15.2 or by Shire pursuant to Section 15.3.1, then:
               (a) Development.
                    (i) If, on the date of notice of such termination, Shire was conducting any ongoing clinical trials of one or more Licensed Products (collectively with all Licensed Products for which the Agreement is terminated, “Reverted Products”), then, to the extent and as requested by Amicus, Shire shall promptly transition such clinical trials to Amicus or (except for Independent Projects) continue to conduct such clinical trials for a period requested by Amicus up to [***] after the effective date of such termination. During this period, the out-of-pocket costs that Shire reasonably incurs in performing such clinical trials at Amicus’ request shall be deemed Wind-Down Development Expenses for purposes of (and shall be shared by the Parties in accordance with) Section 15.5.2(a)(ii) below.
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                    (ii) [***] (the “Notice Period”) following the date of the notice of termination under Section 15.2 or 15.3.1, as applicable (the “Notice Date”), and (B) any [***], or by [***] in performing activities at Amicus’ request under Section 15.5.2(a)(i) above, during the [***] period following the Notice Period (the “Development Period”) for clinical trials initiated prior to the Notice Date in accordance with the applicable Development Plan (collectively (A) and (B), the [***]) (for clarity such [***] shall not include any expenses for activities related to Independent Projects); provided that, with respect to the [***] described in (B) above, [***] shall be reduced from [***]. Promptly following the end of each calendar quarter until the end of the Development Period, each Party shall provide written documentation of the actual [***] that have then been incurred by it and that reflect the Development conducted according to this Section 15.5.2(a)(ii) since the last such report, and the Parties shall [***] in accordance with Section 7.4.4(c) above, until all such Wind-Down Development Expenses have been so reported and paid. In the event the budget in the applicable Development Plan does not extend for the full duration of the Development Period, such budget shall be deemed extended until the end of the Development Period to include the costs of such continuing Development activities. As used herein, [***] shall mean (x) [***] to Third Party contractors performing work under the applicable Development Plan (such as CRO’s or clinical trial sites), as well as (y) the [***] of Licensed Products consumed in performing such clinical trials.
               (b) Commercialization. With respect to Licensed Products being Commercialized at the time of such termination, Shire, its Affiliates and permitted Sublicensees shall continue to sell the Reverted Products in each country in the Shire Territory for which Regulatory Approval has been obtained, in accordance with the terms and conditions of this Agreement, for a period requested by Amicus not to exceed the lower of [***] from the effective date of termination or upon the completion of the transfer of Regulatory Approvals allowing Amicus or its designee to sell such License Product (the “Wind-down Period”), provided that Amicus may terminate the Wind-down Period upon [***] written notice to Shire and provided, further, that Shire shall not be obligated to promote the sale of Reverted Products in the Shire Territory during the Wind-down Period. Notwithstanding any other provision of this Agreement, during the period from and after the notice of termination, Shire’s and its Affiliates’ and permitted Sublicensees’ rights with respect to the Reverted Products in the Shire Territory shall be non-exclusive. All Net Sales from sales of Reverted Products sold or disposed by Shire in the Shire Territory during the Wind-down Period shall be paid to Amicus, less (x) a fixed distribution fee equal to [***] of such Net Sales and (y) the Manufacturing Cost of quantities of the Licensed Product included in such Net Sales. Except as provided in this Section 15.5.2(b), after termination, Shire and its Affiliates and Sublicensees shall not sell any quantities of Reverted Products produced or obtained pursuant to this Agreement.
               (c) Transition Assistance. Shire shall cooperate with reasonable requests by Amicus to achieve, as promptly as reasonably practicable during the period from notice of termination until the end of the Wind-down Period, a smooth and orderly transition to Amicus of the Development and Commercialization of the Reverted Products in the Territories, including making its personnel and other resources reasonably available to Amicus. If Shire has entered into contracts with contractors (including contract manufacturers) or vendors that are necessary or useful for
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Amicus to take over responsibility with respect to the Reverted Products in the Territories, then Shire shall, to the extent possible and requested in writing by Amicus, assign all of the relevant Third Party agreements to Amicus, or otherwise cooperate to make such arrangements available to Amicus or its designee for purposes of the Licensed Products.
               (d) Assignment of Regulatory Filings and Regulatory Approvals. Shire shall assign and transfer, or cause to be assigned and transferred, to Amicus all Regulatory Filings and Regulatory Approvals solely for the Reverted Products made or owned by Shire and its Affiliates, and shall take such actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights under such Regulatory Filings and Regulatory Approvals to Amicus (or, if not so assignable or not solely related to Related Products, Shire shall take all reasonable actions to make available to Amicus the benefits of such Regulatory Filings and Regulatory Approvals). Shire shall require each of its Sublicensees and any other Third Party that holds Regulatory Filing or Regulatory Approvals under authority from Shire hereunder solely related to Reverted Products to transfer any such Regulatory Filings and Regulatory Approvals to Amicus if this Agreement terminates (or, if not so assignable or not solely related to Related Products, Shire shall take all reasonable actions to make available to Amicus the benefits of such Regulatory Filings and Regulatory Approvals). In each case, unless otherwise prohibited by any applicable Laws, the foregoing assignment (or availability) shall be made within [***] after termination of this Agreement.
               (e) Data and Know-How Disclosure. Within [***] after the Notice Date, Shire shall disclose to Amicus (to the extent Shire has not already disclosed to Amicus) all Know-How in Shire’s or its Affiliates’ possession or Control with respect to the Reverted Products Developed under this Agreement. Such disclosure shall be in electronic form to the extent available and, if reasonably necessary in connection with Amicus’ further Development, Manufacture or Commercialization of the Reverted Products, shall include original hardcopies or duplicate copies thereof to the extent available, as required. Amicus shall be free to use this Know-How in accordance with the license under Section 15.5.2(f) below.
               (f) Licenses. Shire shall grant, and hereby grants, to Amicus, effective upon the Notice Date, a perpetual, fully paid-up non-exclusive license, with the right to grant and authorize sublicenses, to use Shire Inventions (including under all Patent Rights inherent thereto), the Know-How provided or to be provided to Amicus under this Agreement and all copyrighted materials Controlled by Shire, in each case pertaining to the Reverted Products, to Develop, Commercialize, Manufacture and otherwise exploit the Reverted Products, or other products containing a Compound (other than, in the case of termination under Sections 6.4.3 or 15.3.2, Compounds included in Licensed Products for which Shire retains its license under Section 2.1).
               (g) Trademarks and Copyrights. Upon payment of the costs incurred to identify, design and register (including clearance and registerability searches) of Product Marks (to the extent not previously paid by Amicus pursuant to Section 11.1.3), Shire shall promptly assign to Amicus, at Amicus’ sole reasonable expense (with no royalty obligations) all rights of Shire in and
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to the Product Marks and other product-specific trademarks for Reverted Products, including applicable registrations and associated goodwill.
               (h) Sublicenses. Each Sublicense granted by Shire or its Affiliates hereunder shall, at the request of Amicus and in its discretion, be assigned to Amicus to the furthest extent possible. In the event that such assignment is not requested by Amicus or is not approved by such Sublicensee, then the rights of such Sublicensee with respect to Reverted Products in the Shire Territory shall terminate upon termination of Shire’s license with respect to the Shire Territory. Shire shall ensure that its Affiliates and Sublicensees (if the applicable Sublicense is not assigned to Amicus pursuant to this Section 15.5.2(h)) transition the Reverted Products back to Amicus in the manner set forth in this Section 15.5.2 as if such Affiliate or Sublicensee were named herein.
          15.5.3 Partial Termination. If this Agreement is terminated under Section 15.2 or 15.3.2 with respect to one or more Licensed Products but not this Agreement in its entirety, it is understood that Section 6.4.3 shall apply with respect to such terminated Licensed Product.
          15.5.4 Termination by Shire under Section 15.2. If this Agreement is terminated by Shire under Section 15.2, then:
               (a) Licenses and Payments. Shire shall continue to retain the licenses and other rights granted to Shire under Article 2 and 11 above, provided that Shire continues to fulfill its payment obligations under Article 7 above, subject to any right of offset Shire may have under applicable Law for damages resulting from Amicus’ breach of this Agreement; provided that any royalties due under Section 7.3 and milestone payments due under Section 7.2.1 that are achieved after the date of such termination shall be reduced by [***]%, provided, that in the event any Licensed Product is then being Commercialized, any royalty due under Section 7.3 for such Licensed Product shall be reduced by [***]%.
               (b) Development. Notwithstanding anything herein to the contrary, commencing upon the effective date of termination, Shire shall be permitted to engage in Development activities outside of the applicable Development Plan(s) with respect to Licensed Products in the Field in the Shire Territory, and Shire shall not be required to provide to Amicus under Section 2.3 or Article 9 above the Data and other results of such activities nor permit Amicus to have access to or participate in regulatory matters in the Shire Territory related to such activities in accordance with Article 9.
               (c) Data and Know-How Disclosure. Within [***] after the termination of this Agreement, Amicus shall, at Shire’s sole reasonable expense, disclose to Shire (to the extent Amicus has not already disclosed to Shire) all Know-How in Amicus’ or its Affiliates’ possession or Control required to be disclosed under Section 2.3.2 above.
               (d) Reservation of Rights. The exercise by Shire of its rights under this Section 15.5.4 shall in no way limit any other remedies available to Shire in connection with such termination.
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          15.5.5 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by one Party to the other are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code and other similar foreign Laws, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or such foreign Laws. Each Party, as a Sublicensee of rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code and other similar foreign Laws.
          15.5.6 Public Disclosure. The Parties shall use good faith efforts to coordinate any public disclosure regarding any termination under this Agreement, subject to compliance with applicable Laws, including securities Laws.
     15.6 Survival.
          15.6.1 Surviving Articles and Sections. Articles 1, and 16, and Sections 2.3.5 (with respect to Amicus’ rights thereunder) 4.5.2 (with respect to licenses granted thereunder), 6.1.2(d) (with respect to licenses granted thereunder), 10.1, 13.1-13.3 and 14.1-14.4, 15.1, 15.5 and 15.6 shall survive expiration or termination of this Agreement for any reason. Except as otherwise provided in this Article 15, all rights and obligations of the Parties under this Agreement shall terminate upon expiration or termination of this Agreement for any reason.
          15.6.2 Committee Decisions. To the extent that any provision of this Agreement that provides for a decision to be made by a Committee survives termination of this Agreement pursuant to this Article 15, such matter shall be decided by the Parties jointly, and any dispute between the Parties with respect to any such matter shall be resolved as if it were a Committee Dispute under Section 16.8 below.
ARTICLE 16
GENERAL PROVISIONS
     16.1 Assignment. This Agreement shall not be assignable by either Party to any Third Party hereto without the written consent of the other Party hereto, except that (a) either Party may assign this Agreement without the other Party’s consent to an entity that acquires substantially all of the business or assets of the assigning Party (or, in the case of Shire, Shire’s [***] business), whether by merger, asset sale or otherwise, provided that the acquirer assumes this Agreement in writing or by operation of law; and (b) either Party may assign this Agreement to an Affiliate upon written notice to the non-assigning Party; provided that in the case of (b), (i) the assigning Party guarantees the performance of this Agreement by such Affiliate and (ii) if the non-assigning Party reasonably believes that assignment to such Affiliate would result in adverse tax consequences to the non-assigning Party, such assignment shall not be made without the non-assigning Party’s consent, such consent not to be unreasonably withheld. Subject to the foregoing, this Agreement shall inure to the benefit of each Party, its successors and permitted assigns. Any assignment of this Agreement in contravention of this Section 16.1 shall be null and void.
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     16.2 Independent Contractors. The Parties are and shall at all time be independent contractors. In performing under this Agreement, neither Party is an agent, employee, employer, joint venturer or partner of the other. Neither Party shall incur or hold itself out to Third Parties as having the authority to incur any expenses, liabilities or obligations on behalf of the other Party. This Agreement is not a partnership agreement and nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between the Parties.
     16.3 Third Party Beneficiaries. This Agreement shall not confer any third party beneficiary rights or remedies upon any Affiliate of a Party or any Third Party, except as otherwise provided in Section 16.4.
     16.4 Waiver. No waiver by a Party in any one or more instances shall be deemed to be a continuing waiver, a further waiver, a waiver of any other provision of this Agreement or a waiver of this Agreement as a whole. No waiver of any right under this Agreement shall be effective unless it is documented in a writing signed by the Party providing the waiver.
     16.5 Force Majeure. A failure by a Party to perform any obligation under this Agreement that is prevented by an occurrence beyond the reasonable control of the non-performing Party (and which did not occur as a result of its financial condition, negligence or fault), including acts of God, embargoes, fires, floods, explosions, riots, wars, civil disorders, terrorist acts, rebellion or acts of sabotage (a “Force Majeure Event”), shall not constitute a breach of this Agreement so long as that Party notifies the other Party as soon as practicable and uses Commercially Reasonable Efforts to resume performance as soon as possible. Neither Party shall be entitled to rely on a Force Majeure Event to relieve it from an obligation to pay money (including any interest for delayed payment) which would otherwise be due and payable under this Agreement.
     16.6 Severability. If any term of this Agreement is held invalid, illegal or unenforceable in any jurisdiction, then, to the fullest extent permitted by Law (a) all other terms shall remain in full force and effect in such jurisdiction, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction and (c) the Parties shall negotiate in good faith such terms as may be necessary in order to correct any imbalance of rights and obligations that results from such invalidity, illegality or unenforceability in the relevant jurisdiction.
     16.7 Governing Law; Dispute Resolution. This Agreement shall be governed by and interpreted under, and any court action shall apply, the Laws of the State of New York, excluding its conflicts of Laws principles. Subject to Section 16.8, any dispute as to the performance, enforcement, termination, validity or interpretation of this Agreement shall be brought only in a federal court of competent jurisdiction (or a state court if no federal court has jurisdiction) located in New York, New York and the Parties hereby submit to the exclusive jurisdiction and venue of such courts.
     16.8 Arbitration for Committee Disputes and Certain Other Disputes.
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          16.8.1 Committee Disputes. The Parties agree that the inability of the JSC, JDC, JCC or any Special Committee to reach consensus on a decision that is expressly designated in this Agreement to be made by such Committee (a “Committee Dispute”) shall be resolved through the procedures set forth in this Section 16.8.
               (a) In the event that the JDC, JCC or a Special Committee is unable to reach consensus on a decision within the authority of such Committee, such Committee Dispute shall be first referred to the JSC by a Co-Chair of the JDC, JCC or such Special Committee, as applicable, who has concluded in good faith that there has been sufficient discussion of the matter and that resolution is unlikely, and the JSC shall consider such matter within fourteen (14) days. If the JSC is unable to reach a unanimous decision as to such Committee Dispute, or to a Committee Dispute within the direct authority of the JSC, within such fourteen (14) day period, such Committee Dispute shall similarly be referred for joint and mutual resolution by the Chief Executive Officer (or his/her designee) of each Party. If such Committee Dispute is not resolved by the Chief Executive Officers (or their respective designees) within thirty (30) days after being referred for their joint and mutual resolution, then such Committee Dispute shall, upon written notice of either Party to the other Party, be resolved by final, binding arbitration in accordance with the provisions of Sections 16.8.1(b) through (d).
               (b) The arbitration shall be conducted by the Judicial Arbitration and Mediation Services (or its successor entity) (“JAMS”) under its rules of arbitration then in effect, except as modified in this Agreement. The arbitration shall be conducted in the English language, by a single arbitrator. If the Parties are unable to agree on an arbitrator, the arbitrator shall be selected in accordance with the JAMS rules, or if the JAMS rules do not provide for such selection, by the chief executive of JAMS. At his or her election, the arbitrator may engage an independent expert with experience in the subject matter of the dispute to advise the arbitrator, but final decision making authority shall remain in the arbitrator. The arbitrator shall determine what discovery will be permitted, consistent with the goal of reasonably controlling the cost and time that the Parties must expend for discovery, provided that the arbitrator shall permit such discovery as he or she deems necessary to permit an equitable resolution of the dispute.
               (c) The Parties and the arbitrator shall use all reasonable efforts to complete any such arbitration within ninety (90) days, and such arbitration shall be a “baseball” type arbitration, meaning that, following all permitted discovery and in accordance with procedures otherwise determined by the arbitrator, each Party shall prepare a written report setting forth its final position with respect to the substance of the dispute and the arbitrator shall then select one of the Party’s positions as his or her final decision. The arbitrator shall not have authority to render any substantive decision other than to so select the position of either Amicus or Shire. Further, to the extent applicable, the arbitrator shall make such decision based on the underlying agreement of the Parties that the Parties are equally sharing all costs for Development of Licensed Products (other than under an Independent Project) in order to achieve Regulatory Approval in each of the Primary Market countries.
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

               (d) The Parties agree that the decision of the arbitrator shall be the binding remedy between them regarding the dispute presented to the arbitrator, and in the case of a Committee Dispute shall become the decision of the JSC on the matter. The arbitration proceedings and the decision of the arbitrator shall be deemed Confidential Information of both Parties under Article 14 above. Unless otherwise mutually agreed upon by the Parties, the arbitration proceedings shall be conducted in New York, New York. The Parties agree that they shall share equally the cost of the arbitration filing and hearing fees, the cost of the independent expert retained by the arbitrator and the cost of the arbitrator and administrative fees of JAMS. Each Party shall bear its own costs and attorneys’ and witnesses’ fees and associated costs and expenses.
          16.8.2 Disputes Regarding the Right of First Refusal. The Parties agree that it is important to be able to resolve any disputes regarding Sections 2.4, 6.1.3, 6.2.1 6.2.2, 6.3.2, 6.3.3, 6.4.4 or 6.5.5 above quickly. In the event of a dispute under such provison, such dispute shall be resolved under binding arbitration in accordance with Section 16.8.1(b)-(d).
     16.9 Construction. Unless the context of this Agreement clearly requires otherwise, (a) references to any gender include all genders, (b) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including without limitation” and (c) references to “hereunder” or “herein” relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Appendix and Schedule references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under U.S. GAAP, but only to the extent consistent with its usage and the other definitions in this Agreement. In addition: (a) “Business Day” means a day other than a Saturday, Sunday or a day that is a statutory holiday in the United Kingdom or a federal holiday in the United States; and (b) “Laws” means all laws, ordinances, rules, directives and regulations of any kind of any governmental or regulatory authority of a country in the Territory (including Regulatory Authorities), in each case to the extent applicable to the respective activities of a Party that are being performed.
     16.10 Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by registered or certified mail, Federal Express or other international business delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express or other international business delivery service to, the address set forth below, unless such address is changed by notice to the other Party:
If to Shire:
Shire Pharmaceuticals Ireland Ltd.
5 Riverwalk
Citywest Business Campus
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Dublin 24
Ireland
Fax: 00 353 1 429 7701
Attention: Legal Department
with a copy to:
Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, NJ 08540
Fax: (609) 919-6701
Attention: Randall B. Sunberg, Esq.
If to Amicus:
Amicus Therapeutics, Inc.
6 Cedar Brook Drive
Cranbury, NJ 08512
Fax: (609) 662-2001
Attention: President
with a copy to:
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Fax: (650) 493-6811
Attention: Kenneth A. Clark, Esq.
     16.11 Amendment. This Agreement may be amended or modified only by a writing signed by each of the Parties.
     16.12 Entire Agreement. This Agreement and the Related Agreements between the Parties constitute the entire understanding between the Parties as of the Effective Date with respect to the subject matter hereof and thereof and supersede all related prior or contemporaneous oral communications, agreements or discussions with respect to the subject matter hereof or thereof.
     16.13 Execution in Counterparts; Facsimile Signatures. This Agreement may be executed in two counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and both of which counterparts, taken together, shall constitute one and the same instrument even if both Parties have not executed the same counterpart. Signatures provided by facsimile transmission shall be deemed to be original signatures.
     16.14 Provisions of Existing In-Licenses. Pursuant to Section 2(d) of the Licensed Agreement between Amicus and Mount Sinai School of Medicine of New York University
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(“MSSM”) dated April 15, 2002, as amended (the “MSSM Agreement”), (a) Shire agrees to be bound by Sections 6, 9 and 10 of the MSSM Agreement, the text of which is attached hereto as Exhibit 16.14 and incorporated herein by reference, to the extent applicable to Shire in its capacity as a sublicensee thereunder and (b) MSSM shall be deemed to be a third party beneficiary of this Agreement for purposes of enforcing Sections 9 and 10 of the MSSM Agreement against Shire in its capacity as a sublicensee thereunder. In addition, Shire, in its capacity as a sublicensee under the Existing In-Licenses, agrees to comply with the audit rights applicable to sublicensees thereunder.
(The remainder of this page is intentionally left blank; the signature page follows.)
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     IN WITNESS WHEREOF, each of the Parties, by their duly authorized officers, have executed this Agreement as of the Effective Date.

AMICUS THERAPEUTICS, INC.		SHIRE PHARMACEUTICALS IRELAND LTD.
By:	/s/ John F. Crowley	By:	/s/ Susan Connell

Name:	John F. Crowley	Name:	Susan Connell
Title:	President and Chief Executive Officer	Title:	Director
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX 1
Amicus Patent Rights

	Patent
Application No.	No.	Country	Title	Legal Owner	Beneficial Owner
09/087804	6274597	US	Method Of Enhancing Lyosomal Alpha-Galactosidase A	Mount Sinai School of Medicine	Amicus Therapeutics, Inc.

[***]

09/604053	6583158	US	Method For Enhancing Mutant Enzyme Activities In Lysosomal Storage Disorders	Mount Sinai School of Medicine	Amicus Therapeutics, Inc.

09/927285	6774135	US	Method Of Enhancing Lysosomal Alpha-Galactosidase A	Mount Sinai School of Medicine	Amicus Therapeutics, Inc.

09/948348	6599919	US	Method For Enhancing Mutant Enzyme Activities In Lysosomal Storage Disorders	Mount Sinai School of Medicine	Amicus Therapeutics, Inc.

10/172604	6589964	US	Method for Enhancing Mutant Enzyme Activities In Lysosomal Storage Disorders	Mount Sinai School of Medicine	Amicus Therapeutics, Inc.

10/304395	6916829	US	Method For Enhancing Mutant Enzyme Activity In Gaucher Disease	Mount Sinai School of Medicine	Amicus Therapeutics, Inc.

[***]

10/989258	7141582	US	Method Of Enhancing Mutant Enzyme Activity In Gaucher Disease	Mount Sinai School of Medicine	Amicus Therapeutics, Inc.
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Patent
Application No.	No.	Country	Title	Legal Owner	Beneficial Owner
[***]

[***]

[***]

95911229.3	0749423	CH	Piperidines And Pyrrolidines	Novo Nordisk A/S	Amicus Therapeutics, Inc.

69531098.4	0749423	DE	Piperidines And Pyrrolidines	Novo Nordisk A/S	Amicus Therapeutics, Inc.

95911229.3	0749423	EP	Piperidines And Pyrrolidines	Novo Nordisk A/S	Amicus Therapeutics, Inc.

95911229.3	0749423	FR	Piperidines And Pyrrolidines	Novo Nordisk A/S	Amicus Therapeutics, Inc.

95911229.3	0749423	GB	Piperidines And Pyrrolidines	Novo Nordisk A/S	Amicus Therapeutics, Inc.

95911229.3	0749423	SE	Piperidines And Pyrrolidines	Novo Nordisk A/S	Amicus Therapeutics, Inc.

7-523172		JP	Use Of Hydroxy Alkyl Piperidine And Pyrrolidine Compounds To Treat Diabetes	Novo Nordisk A/S	Amicus Therapeutics, Inc.

[***]
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX 2
Ex-U.S. Platform Patent Rights

Application	Patent
No.	No.	Country	Title	Legal Owner	Beneficial Owner
09/087804	6274597	US	Method Of Enhancing Lyosomal Alpha-Galactosidase A	Mount Sinai School of Medicine	Amicus Therapeutics, Inc.

[***]

09/604053	6583158	US	Method For Enhancing Mutant Enzyme Activities In Lysosomal Storage Disorders	Mount Sinai School of Medicine	Amicus Therapeutics, Inc.

09/927285	6774135	US	Method Of Enhancing Lysosomal Alpha-Galactosidase A	Mount Sinai School of Medicine	Amicus Therapeutics, Inc.

09/948348	6599919	US	Method For Enhancing Mutant Enzyme Activities In Lysosomal Storage Disorders	Mount Sinai School of Medicine	Amicus Therapeutics, Inc.

10/172604	6589964	US	Method for Enhancing Mutant Enzyme Activities In Lysosomal Storage Disorders	Mount Sinai School of Medicine	Amicus Therapeutics, Inc.

10/304395	6916829	US	Method For Enhancing Mutant Enzyme Activity In Gaucher Disease	Mount Sinai School of Medicine	Amicus Therapeutics, Inc.

[***]
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Application	Patent
No.	No.	Country	Title	Legal Owner	Beneficial Owner
10/989258	7141582	US	Method Of Enhancing Mutant Enzyme Activity In Gaucher Disease	Mount Sinai School of Medicine	Amicus Therapeutics, Inc.

[***]

08/404077	5863903	US	Use Of Hydroxy Alkyl Piperidine And Pyrrolidine Compounds To Treat Diabetes	Novo Nordisk A/S	Amicus Therapeutics, Inc.

95911229.3	0749423	CH	Piperidines And Pyrrolidines	Novo Nordisk A/S	Amicus Therapeutics, Inc.

69531098.4	0749423	DE	Piperidines And Pyrrolidines	Novo Nordisk A/S	Amicus Therapeutics, Inc.

95911229.3	0749423	EP	Piperidines And Pyrrolidines	Novo Nordisk A/S	Amicus Therapeutics, Inc.

95911229.3	0749423	FR	Piperidines And Pyrrolidines	Novo Nordisk A/S	Amicus Therapeutics, Inc.

95911229.3	0749423	GB	Piperidines And Pyrrolidines	Novo Nordisk A/S	Amicus Therapeutics, Inc.

95911229.3	0749423	SE	Piperidines And Pyrrolidines	Novo Nordisk A/S	Amicus Therapeutics, Inc.

[***]
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX 3
Amicus Competitors
     The companies to be listed on this Appendix 3 pursuant to Sections 2.2.2(b) and 2.4.4 are as set forth in that certain letter from Douglas A. Branch to Gary Clements dated as of the Effective Date.
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX 4
Initial Development Plan
     [***]
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 1.5.1
Deoxygalactonojirimycin
     [***]
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 1.5.2
Deoxynojirimycin
     [***]
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 1.5.3
Isofagomine
[***]
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 6.4.4
The Back-up Compounds referenced in §6.6.4(c)(ii) are as set forth in Appendix A of that certain letter from Douglas A. Branch to Gary Clements dated as of the Effective Date.
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.6.1
Existing In-Licenses
1)	Agreement, dated as of April 15, 2002, as amended, by and between Amicus and Mount Sinai School of Medicine of New York University
2)	Exclusive License Agreement, dated as of June 8, 2005, by and between Amicus and Novo Nordisk, A/S
     [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 16.14
Sections 6, 9 and 10 of the MSSM Agreement
     6. Confidential Information.
          a. In the course of research to be performed under this Agreement, it will be necessary for each party to disclose “Confidential Information” to the other. For purposes of this Agreement, “Confidential Information” is defined as all information, data and know-how disclosed by one party (the “Disclosing Party”) to the other (the “Receiving Party”), either embodied in tangible materials (including writings, drawings, graphs, charts, photographs, recordings, structures, technical and other information) marked “Confidential” or, if initially disclosed orally, which is reduced to writing marked “Confidential” within 21 days after initial oral disclosure, other than that information which is:
               i) known by the Receiving Party at the time of its receipt, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s business records; or
               ii) at the time of disclosure, or thereafter becomes, published or otherwise part of the public domain without breach of this Agreement by the Receiving Party; or
               iii) obtained from a third party who has the legal right to make such disclosure and without any confidentiality obligation to the Disclosing Party; or
               iv) independently developed by the Receiving Party without the use of Confidential Information received from the Disclosing Party and such independent development can be documented by the Receiving Party; or
               v) disclosed to governmental or other regulatory agencies in order to obtain patents, provided that such disclosure may be made only to the extent reasonably necessary to obtain such patents or authorizations, and further provided that any such patent applications shall be filed in accordance with the terms of this Agreement; or
               vi) required by law, regulation, rule, act or order of any governmental authority to be disclosed.
          b. The Receiving Party agrees that at all times and notwithstanding any termination, expiration, or cancellation hereunder, it will hold the Confidential Information of the Disclosing Party in strict confidence, will use all reasonable safeguards to prevent unauthorized disclosure by its employees and agents. Notwithstanding the foregoing, the parties recognize that industry standards with respect to the treatment of Confidential Information may not be appropriate in an            academic setting. However, MSSM agrees to retain Confidential Information of AMICUS in the same manner and with the same level of confidentiality as MSSM retains its own Confidential information.
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          c. The Receiving Party will maintain reasonable procedures to prevent accidental or other loss, including unauthorized publication of any Confidential Information of the Disclosing Party. The Receiving Party will promptly notify the Disclosing Party in the event of any loss or unauthorized disclosure of the Confidential Information.
          d. Upon termination or expiration of this Agreement, and upon written request, the Receiving Party will promptly return to the Disclosing Party all documents or other tangible materials representing Confidential Information and all copies thereof.
          e. The Receiving Party will immediately notify the Disclosing Party in writing, if it is requested by a court order, a governmental agency, or any other entity to disclose Confidential Information in the Receiving Party’s possession. The Disclosing Party will have an opportunity to intervene by seeking a protective order or other similar order, in order to limit or prevent disclosure of the Confidential Information. The Receiving Party will disclose only the minimum Confidential Information required to be disclosed in order to comply, whether or not a protective order or other similar order is obtained by the Disclosing Party.
     9. Liability and Indemnification.
          a. AMICUS shall indemnify, defend and hold harmless MSSM and its trustees, officers, directors, medical and professional staff, employees, students and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments: (i) arising out of the production, manufacture, sale, use in commerce or in human clinical trials, lease, or promotion by AMICUS or by a licensee, Affiliate or agent of AMICUS of any Licensed Product, process or service relating to, or developed pursuant to, this Agreement, or (ii) arising out of any other activities to be carried out pursuant to this Agreement.
          b. AMICUS’s indemnification under subsection a(i), above, shall apply to any liability, damage, loss or expense whether or not it is attributable to the negligent activities of the Indemnitees. AMICUS’s indemnification under subsection a (ii), above, shall not apply to any liability, damage, loss or expense to the extent that it is attributable to the negligence, gross negligence or intentional misconduct of the Indemnitees.
          c. AMICUS shall, at its own expense, provide attorneys reasonably acceptable to MSSM to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.
          d. EXCEPT AS PROVIDED IN THIS SECTION 9, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES.
          [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     10. Security for Indemnification.
          a. At such time as any Licensed Product is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by AMICUS or by a sub-licensee, Affiliate or agent of AMICUS and to the extent that it is available on commercially reasonable terms, AMICUS shall at its sole cost and expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than [***] per incident and [***] annual aggregate and naming the indemnitees as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for AMICUS’s indemnification under Section 9 of this Agreement. The minimum amounts of insurance coverage required under this Section 10 shall not be            construed as a limit of AMICUS’s liability with respect to its indemnification under Section 9 of this Agreement.
          b. AMICUS shall provide MSSM with written evidence of such insurance upon request of MSSM. AMICUS shall provide MSSM with written notice at least 60 days prior to the cancellation, non-renewal or material change in such insurance; if AMICUS does not obtain replacement insurance providing comparable coverage within such 60 day period effective immediately upon notice to AMICUS, MSSM shall have the right to terminate this Agreement effective at the end of such 60 day period without notice or any additional waiting periods.
          c. AMICUS shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during: (i) the period that any product, process or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by AMICUS or by a licensee, Affiliate or agent of AMICUS and (ii) a reasonable period after the period referred to in (c)(i) above which in no event shall be less than seven years.
          [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 7.3.4
     U.S. Patent No. 6,344,475
     U.S. Patent No. 6,270,954
     U.S. Patent No. 6,541,195
     U.S. Patent No. 5,900,360
     Australian Patent No. AU 775 575 B2
     Australian Patent No. AU 734 905 B2
     [***]
          [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 12.2
     This Schedule 12.2 is made and given pursuant to Section 12.2 of the Agreement. The section numbers below correspond to the section numbers of the Agreement. Nothing in this Schedule 12.2 is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. The information contained in this Schedule 12.2 is provided solely for purposes of making disclosures to Shire under the Agreement. In disclosing such information, Amicus does not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed in this Schedule 12.2.
          [***]
          [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Letter from Douglas A. Branch to Gary Clements dated as of the Effective Date
November 7, 2007
Mr. Gary Clements
Senior Business Development Director
Shire Human Genetic Therapies
700 Main Street
Cambridge, MA 02139

Re:	License and Collaboration Agreement (the “Agreement”) by and between Amicus Therapeutics, Inc. (“Amicus”) and Shire Pharmaceuticals Ireland Ltd. (“Shire”)
          Dear Mr. Clements:
               In connection with Sections 2.2.2(b) and 2.4.4 of the above-referenced Agreement, Appendix A to this letter sets forth the companies to be listed on Appendix 3 of the Agreement.
Very truly yours,
/s/ Douglas Branch
Douglas A. Branch
Vice President and General Counsel
     Acknowledged by:
     /s/ Gary Clements

     Mr. Gary Clements
          [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX A
     [***]
        .
          [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

November 7, 2007
Mr. Gary Clements
Senior Business Development Director
Shire Human Genetic Therapies
700 Main Street
Cambridge, MA 02139

Re:	License and Collaboration Agreement (the “Agreement”) by and between Amicus Therapeutics, Inc. (“Amicus”) and Shire Pharmaceuticals Ireland Ltd. (“Shire”)
          Dear Mr. Clements:
               As required by Section 6.4.4(a)(ii) of the above-referenced Agreement, Appendix A to this letter contains the list of Back-Up Compounds referenced therein.
Very truly yours,
/s/ Douglas Branch
Douglas A. Branch
Vice President and General Counsel
     Acknowledged by:
     /s/ Gary Clements

     Mr. Gary Clements
          [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX A
     [***]
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.